FORWARD-LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
OFFERING CIRCULAR SUMMARY
RISK FACTORS
CAPITALIZATION
THE EXCHANGE OFFER
DESCRIPTION OF THE NEW SECURED NOTES
DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
LEGAL MATTERS
Schedule A to Annex A
PART I
PART II
ANNEX B
INDENTURE
OFFERING CIRCULAR
NOTICE OF GUARANTEED DELIVERY
LETTER OF TRANSMITTAL
LETTER TO BROKER-DEALERS
LETTER FROM BROKERS TO CLIENTS
PRESS RELEASE

OFFERING CIRCULAR

MIRANT AMERICAS GENERATION, LLC

Offer to Exchange our

7.625% Senior Secured Notes Due 2008
for any and all of
our 7.625% Senior Notes Due 2006
(CUSIP No. 60467P AG 9)

       We are offering to exchange (the “Exchange Offer”) $1,000 principal amount of our 7.625% Senior Secured Notes due 2008 (the “New Secured Notes”) for each $1,000 principal amount of our outstanding 7.625% Senior Notes due 2006 (the “Existing Notes”). The New Secured Notes will be secured on a first-priority basis by a lien on substantially all of the tangible and intangible assets of the subsidiaries of Mirant Corporation (“Mirant”) listed on Annex B hereto (the “Grantor Subsidiaries”) including certain real property and, subject to certain limitations, a pledge of 100% of the equity interests in certain indirect U.S. subsidiaries of Mirant and 65% of the equity interests in certain indirect foreign subsidiaries of Mirant, in each case owned directly by such Grantor Subsidiaries, as more fully described herein. The first priority liens are expected to be shared equally and ratably with the lenders under the Mirant Secured Credit Facility (as defined herein), the lenders under the MAG Secured Credit Facility (as defined herein) and the trustee under the indenture governing the New Mirant Notes, as defined herein, (for the benefit of the holders of the New Mirant Notes), and holders of certain indebtedness that Mirant or Mirant Americas Generation, LLC (“MAG”) may enter into from time to time, each as defined and described herein.

      Subject to the terms and conditions of the Exchange Offer, we will issue New Secured Notes in exchange for all outstanding Existing Notes that are properly tendered prior to the expiration of the Exchange Offer. This Exchange Offer is open to all holders of Existing Notes (“Noteholders”), and is conditioned upon, among other things, the consummation of the Mirant Exchange Offers (as defined herein), Mirant’s concurrent entry into the Mirant Secured Credit Facility, which will refinance Mirant’s existing credit facilities, and the concurrent entry by MAG into the MAG Secured Credit Facility which will refinance MAG’s existing credit facilities (each as more fully described herein). The Mirant Exchange Offers and the refinancing of Mirant’s existing credit facilities are collectively referred to herein as the “Mirant Restructuring Transactions”. The Exchange Offer and the refinancing of our existing credit facilities are collectively referred to herein as the “MAG Restructuring Transactions.” The Exchange Offer is not conditioned upon the exchange of a minimum principal amount of the Existing Notes. Subject to applicable securities laws and the terms set forth in this Offering Circular, we reserve the right to waive any and all conditions to the Exchange Offer, to extend or terminate the Exchange Offer, in our sole and absolute discretion, which may be for any or no reason, and otherwise to amend the Exchange Offer in any respect.

THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON

JUNE 27, 2003, UNLESS EXTENDED BY US (THE “EXPIRATION DATE”).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS OFFERING CIRCULAR IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Exchange Agent for the Exchange Offer is:	The Information Agent for the Exchange Offer is:
Deutsche Bank Trust Company Americas	Innisfree M&A Incorporated

       See “Risk Factors” beginning on page 10 for a discussion of risks you should consider before tendering your Existing Notes.

The date of this Offering Circular is June 2, 2003

TERMS OF THE EXCHANGE OFFER

•	The Expiration Date is 12:00 Midnight, New York City time, on June 27, 2003, unless extended by us.

•	We will accept for exchange any and all outstanding Existing Notes that are validly tendered on or prior to the Expiration Date.

•	We will issue the New Secured Notes promptly following the Expiration Date, upon our determination that the conditions to the Exchange Offer have been fulfilled. If the Exchange Offer is not completed, then all tendered Existing Notes will be returned.

•	The completion of the Exchange Offer is subject to certain conditions, any of which we may waive, including the consummation of the Mirant Restructuring Transactions and our concurrent entry into the MAG Secured Credit Facility. The Exchange Offer is not conditioned upon the exchange of a minimum principal amount of the Existing Notes.

•	The Exchange Offer is being extended to you in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) and has not been registered with the SEC.

•	The New Secured Notes are not listed for trading on any national securities exchange or for quotation on any automated quotation system and we do not intend to list the New Secured Notes for trading or quotation.

•	We will not receive any cash proceeds from the Exchange Offer.

•	By tendering your Existing Notes in the Exchange Offer, you will be deemed to have released and waived any and all legal claims against us relating to your acquisition or ownership of the Existing Notes, whether those claims arise under federal or state securities laws or otherwise.

•	We are not making any recommendation regarding whether you should exchange your Existing Notes for New Secured Notes and, accordingly, you must make your own determination whether to tender your Existing Notes for exchange.

      No dealer, salesman or other person has been authorized to give any information or to make any representations with respect to the matters described in this Offering Circular, other than those contained in this Offering Circular (including the documents incorporated by reference into this Offering Circular). If given or made, such information or representation may not be relied upon as having been authorized by MAG.

      This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy any New Secured Notes to any person in any jurisdiction where it is unlawful to make such an offer or solicitation.

      This Offering Circular is submitted to holders of our Existing Notes for informational use solely in connection with their consideration of the Exchange Offer described in this Offering Circular. Its use for any other purpose is not authorized. The Offering Circular may not be copied or reproduced in whole or in part nor may it be distributed or any of its contents be disclosed to anyone other than the holder of Existing Notes to whom it is submitted.

      This Offering Circular summarizes various documents and other information. Those summaries are qualified in their entirety by reference to the documents and information to which they relate. In making an investment decision, holders of Existing Notes must rely on their own examination of MAG and the terms of the Exchange Offer, including the merits and risks involved. The information contained in this Offering Circular is correct as of the date hereof and neither the delivery of this Offering Circular nor the consummation of the Exchange Offer shall create any implication that the information contained herein is correct at any time after the date hereof. No representation is made to any offeree or purchaser of the New Secured Notes regarding the legality of an investment in the New Secured Notes by the offeree or purchaser under any applicable legal investment or similar laws or regulations. The contents of this Offering Circular are not to be construed as legal, business or tax advice. Holders of Existing Notes should consult their own attorney, business advisor and tax advisor as to legal, business or tax advice with respect to the Exchange Offer.

Notwithstanding anything in this Offering Circular or any other document, Mirant, MAG, the Exchange Agent, the Information Agent, and the holders of Existing Notes (and each employee, representative, or other agent of the foregoing) (the “Parties”) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transaction described herein.

NOTICE TO NEW HAMPSHIRE RESIDENTS

      Neither the fact that a registration statement or an application for a license has been filed under chapter 421-b of the New Hampshire revised statutes with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under chapter 421-b is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

i

FORWARD-LOOKING STATEMENTS

      The information presented in this Offering Circular includes forward-looking statements in addition to historical information. These statements involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements are only predictions. Actual events or results may differ materially from any forward-looking statement as a result of various factors, including those contained in the section entitled “Risk Factors” and other sections of this Offering Circular, including the documents incorporated by reference herein. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We expressly disclaim a duty to update any of the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any reports, proxy statements, or other information that MAG files at the SEC’s public reference room at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available at the web site maintained by the SEC at “http://www.sec.gov.”

      We have appointed Innisfree M&A Incorporated as the Information Agent for the Exchange Offer. All inquiries relating to the Exchange Offer should be directed to the Information Agent at the telephone numbers and address set forth below or on the back cover of this Offering Circular.

The Information Agent for the Exchange Offer is:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor
New York, New York 10022

Banks and Brokers Call Collect:

(212) 750-5833
or
All Others Call Toll Free:
(888) 750-2689

      We have appointed Deutsche Bank Trust Company Americas as the Exchange Agent for the Exchange Offer. All completed Letters of Transmittal and Agent’s Messages should be directed to the Exchange Agent at one of the addresses set forth below or on the back cover of this Offering Circular. All questions regarding the procedures for tendering in the Exchange Offer and requests for assistance in tendering your Existing

ii

Notes should also be directed to the Exchange Agent at one of the following telephone numbers and addresses:

Delivery To: Deutsche Bank Trust Company Americas, Exchange Agent

By Regular or Certified Mail:	By Hand:	By Overnight Courier or Hand:
DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2737 To Confirm by Telephone or for Information Call: (800) 735-7777	Deutsche Bank Trust Company Americas C/O The Depository Trust Clearing Corporation 55 Water Street, 1st Floor Jeannete Park Entrance New York, NY 10041	DB Services Tennessee, Inc.
Corporate Trust & Agency Services
Reorganization Unit
648 Grassmere Park Road
Nashville, TN 37211
Attention: Karl Shepard

By Facsimile

(Eligible Guarantor Institutions Only):

(615) 835-3701

      Delivery of a Letter of Transmittal or Agent’s Message to an address other than the address listed above or on the back cover of this Offering Circular or transmission of instructions by facsimile other than as set forth above is not valid delivery of the Letter of Transmittal or Agent’s Message.

      Requests for additional copies of this Offering Circular, any of the documents incorporated by reference herein, the enclosed Letter of Transmittal or the enclosed Notice of Guaranteed Delivery may be directed either to the Exchange Agent or the Information Agent at the respective telephone numbers and addresses listed above or on the back cover of this Offering Circular.

INCORPORATION OF DOCUMENTS BY REFERENCE

      Certain information that we have filed with the SEC is “incorporated by reference” herein, which means that we are disclosing important information to you by referring you to the documents in which the information appears. The information incorporated by reference is an important part of this Offering Circular, and information that we may file later with the SEC will automatically update and supersede the information in this Offering Circular.

      The following documents previously filed with the SEC are incorporated in this Offering Circular by reference and copies are being provided herewith:

      1.     MAG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (our “2002 Annual Report on Form 10-K”); and

      2.     MAG’s Current Reports on Form 8-K dated February 12, 2003 and June 2, 2003.

      We are providing herewith copies of our 2002 Annual Report on Form 10-K.

      In addition to the foregoing, all reports and other documents filed by MAG pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Offering Circular and prior to the expiration date of the Exchange Offer shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular.

iii

OFFERING CIRCULAR SUMMARY

      This summary highlights selected information from this Offering Circular and may not contain all the information that is important to you. For a more complete understanding of the Exchange Offer, you should read this entire Offering Circular, including those documents explicitly incorporated by reference herein. As used in this Offering Circular, the terms “we,” “us,” “our” and “MAG” refer to Mirant Americas Generation, LLC, and, if appropriate in the context, our subsidiaries, and the term “Mirant” refers to Mirant Corporation, and, if appropriate in the context, its subsidiaries.

About Mirant Americas Generation, LLC

      We are an indirect wholly owned subsidiary of Mirant. We own or lease approximately 12,000 MW of electric generation capacity in the United States. We operate 92 generating units at 22 plants serving customers located near major metropolitan load centers in Maryland, Virginia, California, New York, Massachusetts and Texas, giving us access to a wide variety of wholesale customers. Our portfolio of generating facilities is diversified by geographic regions, fuel types, power markets and dispatch types.

      We are a national independent power provider that produces and sells electricity. We use derivative financial instruments, such as forwards, futures, options and swaps, to manage our exposure to fluctuations in electric energy and fuel commodity prices. These transaction are executed on our behalf by Mirant Americas Energy Marketing, L.P. (“MAEM”), an indirect wholly owned subsidiary of Mirant. In addition, MAEM arranges for the supply of substantially all of the fuel used by our generating units and procures emissions credits that are utilized in connection with our operation.

      We are a Delaware limited liability company. Our principal executive offices are located at 1155 Perimeter Center West, Suite 100, Atlanta, Georgia 30338 and our main phone number is (678) 579-5000. For further information about us, see “Where You Can Find More Information.”

Background and Purpose of the Mirant Restructuring Transactions and the MAG Restructuring Transactions

      Mirant is a holding company with approximately $8.9 billion of consolidated public and private indebtedness as of December 31, 2002. MAG, an indirect wholly owned subsidiary of Mirant, currently has outstanding approximately $2.8 billion of public and private indebtedness for borrowed money. Virtually all of Mirant’s tangible assets are owned by direct and indirect subsidiaries of Mirant and MAG.

      Mirant and MAG face significant debt maturities over the next three years. Normally, Mirant and MAG would expect to refinance this debt as it matures in the ordinary course in a manner that would not jeopardize their ability to conduct their businesses prudently or put into question their ability to repay all creditors in full and enhance value for stockholders and members.

      For a variety of reasons described in greater detail in this Offering Circular, including reductions in Mirant’s and MAG’s credit ratings, losses associated with Mirant’s operational restructuring and factors affecting our industry generally, Mirant is not currently able to refinance, on an unsecured basis, the $1.125 billion of unsecured bank debt that matures on July 15, 2003. We would anticipate similar issues seeking to refinance on an unsecured basis the $300 million of our unsecured bank debt which matures in October 2004. Mirant’s Board of Directors (the “Board”) and our Board of Managers (the “Board of Managers”) both believe it would be imprudent and would subject the rights of our respective creditors to unacceptable risks to pledge substantially all of our available collateral to achieve a refinancing solely of our shortest maturing indebtedness. The Board and the Board of Managers do believe, however, that over a five-year period both our businesses and economic conditions will recover so as to permit us to repay all of our creditors in full. The basis for this belief is summarized in Mirant’s Five-Year Projections set forth in Annex C of this Offering Circular (the “Five-Year Projections”).

      To achieve the Five-Year Projections, Mirant and MAG are requesting their private and public creditors whose funded indebtedness matures on or before May 1, 2006 to extend their maturity dates to July 15, 2008.

Mirant has been negotiating with a consortium of lenders, described in Annex A to this Offering Circular, (the “Mirant Bank Lenders”) who, as of December 31, 2002, have committed a total of approximately $2.7 billion to Mirant under various credit facilities (the “Mirant Bank Debt”), and are owed approximately $237 million under the Turbine Facility, as described herein (the “Turbine Debt”), and $211 million under the Commodity Prepay Facility, as defined herein (the “Commodity Prepay Debt”) and MAG has been negotiating with a consortium of lenders described in Annex A to this Offering Circular (the “MAG Bank Lenders”) who are owed approximately a total of $300 million by MAG under two credit facilities (the “MAG Bank Debt” and together with the Mirant Bank Debt, the Turbine Debt and the Commodity Prepay Debt, the “Bank Debt”), to extend the maturities of the Bank Debt on mutually acceptable terms. The terms Mirant and MAG are offering to the Bank Lenders are described in this Offering Circular; however, no agreement has been reached with these lenders.

      On May 27, 2003 we received a letter from Lehman Commercial Paper Inc., the agent under the MAG Bank Debt stating that the lenders under the MAG Bank Debt needed more time to evaluate the proposal but suggesting that the Mirant Restructuring Transactions should recognize the superior position of the lenders under the MAG Bank Debt compared to creditors of Mirant. On May 29, 2003 at a meeting in Atlanta, members of an ad hoc committee expressed their view that the proposed restructuring transactions as currently structured were unfair to the MAG creditors in that the structural seniority of the MAG creditors was being ignored and that Mirant creditors were being unfairly advantaged to the detriment of the MAG creditors. Through counsel, the members of the ad hoc committee advised Mirant and MAG that if they attempted to proceed with these transactions the ad hoc committee intended to institute legal action to seek to enjoin them or set them aside and to hold the responsible parties accountable for what they considered to be breaches of fiduciary duty. On May 30, 2003, the two agents for the Mirant Bank Debt and the Turbine Facility, Citibank, N.A. and Credit Suisse First Boston (together, the “Mirant Bank Agents”) stated in a letter to the Board that they “will not support and will recommend to [their] respective syndicates that they not support any out of court restructuring that would provide for the sharing of first liens between bank lenders and bondholders.” While we expect that negotiations will continue, in light of the expressed positions of our and Mirant’s creditors, no assurance can be given that the Mirant Restructuring Transactions or the MAG Restructuring Transactions will be consummated prior to July 15, 2003.

      It is Mirant’s and MAG’s hope that the terms of the Mirant Secured Credit Facility and the MAG Secured Credit Facility, described more fully in this Offering Circular under the caption “Description Of Certain Other Indebtedness — Mirant Secured Credit Facility” and attached to this Offering Circular as Annex A, as they may be further modified, will be acceptable to all Bank Lenders, and that the terms proposed in the Mirant Exchange Offers, as they may be further modified, will be acceptable to enough holders of Mirant Existing Securities (as defined herein) to satisfy the Mirant Exchange Offers’ minimum tender condition. Accomplishing the Mirant Restructuring Transactions in this manner is referred to as the “Out of Court Alternative.” If this does not occur, Mirant may seek to accomplish the Mirant Restructuring Transactions by means of a prepackaged plan of reorganization pursuant to Chapter 11 of the United States Bankruptcy Code (the “In-Court Alternative”). If the proposed terms of the Mirant Restructuring Transactions are acceptable to sufficient Bank Lenders but not to the holders of the Existing Mirant Securities (the “Mirant Noteholders”), or alternatively such terms are acceptable to sufficient Mirant Noteholders but not to Bank Lenders, Mirant may seek to accomplish the Mirant Restructuring Transactions by utilizing the “cramdown” provisions of section 1129(b) of the Bankruptcy Code. In that event, this Exchange Offer would likely continue to be made available to holders of Existing Notes. Mirant and MAG currently anticipate that if they are unable to accomplish the Mirant Restructuring Transactions and MAG Restructuring Transactions as described above, they will seek to reorganize their capital structure and that of their subsidiaries under the protection of Chapter 11 of the Bankruptcy Code.

Overview of the Restructuring Transactions

The Exchange Offer

      In the Exchange Offer, we are offering to exchange $1,000 principal amount of our New Secured Notes for each $1,000 principal amount of our Existing Notes. The New Secured Notes will be secured by first priority liens on the Collateral (as defined below). The first priority liens are expected to be shared equally and ratably with the lenders under the Mirant Secured Credit Facility, the lenders under the MAG Secured Credit Facilities, the trustee under the indenture of the New Mirant Notes (for the benefit of the holders of the New Mirant Notes) and holders of certain indebtedness that Mirant or MAG may enter into from time to time indebtedness, each as defined and described herein. The Exchange Offer is subject to our concurrent consummation of the Mirant Restructuring Transactions, our concurrent entry into the MAG Secured Credit Facility, and our right to extend, terminate or amend this Exchange Offer in our sole and absolute discretion. As of the date of this Offering Circular, $500 million aggregate principal amount of Existing Notes was outstanding. For more information regarding the terms of the Exchange Offer, please see the section of this Offering Circular captioned “The Exchange Offer.”

The Mirant Exchange Offers

      The Exchange Offer is subject to the consummation of two additional exchange offers (the “Mirant Exchange Offers”) by Mirant, in which Mirant is offering to acquire (i) all of its currently outstanding 2.5% Convertible Senior Debentures due 2021 (the “Convertible Debentures”), which are puttable by the holders on June 15, 2004; and (ii) all of its outstanding 7.4% Senior Notes due 2004 (the “Senior Notes,” and together with the Convertible Debentures, the “Existing Mirant Securities”) in exchange for its new 7.625% Senior Secured Notes due 2008 (the “New Mirant Notes”). The New Mirant Notes will be secured by first priority liens on the Collateral (as defined below). The first priority liens are expected to be shared equally and ratably with the lenders under the Mirant Secured Credit Facility, the lenders under the MAG Secured Credit Facility, the New Secured Notes Trustee (as defined herein) under the New Secured Notes Indenture (for the benefit of the holders of the New Secured Notes), and holders of certain indebtedness that Mirant or MAG may enter into from time to time. The Mirant Exchange Offers are subject to MAG’s concurrent entry into the MAG Secured Credit Facility, Mirant’s concurrent entry into the Mirant Secured Credit Facility, the exchange of at least 85% of the outstanding aggregate principal amount of the Convertible Debentures and the Senior Notes, respectively, and Mirant’s right to extend, terminate or amend the Mirant Exchange Offers in its sole and absolute discretion. As of the date of this Offering Circular, $750 million aggregate principal amount of Convertible Debentures was outstanding, and $200 million aggregate principal amount of the Senior Notes was outstanding.

Credit Facility

Restructured Credit Facilities

      This Exchange Offer is also subject to our concurrent entry into a new senior secured term loan credit facility (the “MAG Secured Credit Facility”) and Mirant’s concurrent entry into a new senior secured revolving and term loan credit facility (the “Mirant Secured Credit Facility”) with all or substantially all of the Bank Lenders, which will refinance Mirant and MAG’s existing credit facilities, the Turbine Facility and the Commodity Prepay Facility. The Mirant Secured Credit Facility and the MAG Secured Credit Facility are referred to collectively as the “Restructured Credit Facilities”. The lenders under the Restructured Credit Facilities, together with the trustee under the indenture governing the New Mirant Notes (for the benefit of the holders of the New Mirant Notes), the New Secured Note Trustee under the New Secured Notes Indenture (for the benefit of the holders of the New Secured Notes), and holders of certain indebtedness that Mirant or MAG may enter into from time to time will be secured by first priority liens on the Collateral. Proceeds from any disposition of the Collateral following an exercise of remedies will be paid first to the lenders under the MAG Secured Credit Facility and second shared equally and ratably by the other Secured Parties (as defined below). Although Mirant and MAG are currently negotiating with the Bank Lenders with respect to the terms of the Restructured Credit Facilities, neither Mirant nor MAG has obtained commitments from the Bank Lenders to provide the Restructured Credit Facilities, and, in light of the Mirant Bank Agents’ position that they will not support a restructuring which would provide for the sharing of first liens between Bank Lenders, on the one hand, and the holders of New Secured Notes and the New Mirant Notes, on the other, no assurances can be given that either Mirant or MAG will be able to obtain the Restructured Credit Facilities on terms described herein or on other terms acceptable to Mirant or MAG. The availability of the Restructured Credit Facilities is subject to negotiation and execution of definitive loan documentation and satisfaction of the conditions specified therein. For a more complete description of the proposed Restructured Credit Facilities, see the section in this Offering Circular captioned “Description of Certain Other Indebtedness — Restructured Credit Facilities.”

Summary Description of Collateral

      The Collateral will consist of the following (the “Collateral”) (i) all equity interests and indebtedness owned directly by any of the Grantor Subsidiaries (which pledge, in the case of voting equity interests issued by any first tier foreign subsidiary, will be limited to 65% of such voting equity interests), and (ii) substantially all other tangible and certain intangible assets of such Grantor Subsidiaries, including, without limitation, all real property rights (including leaseholds), accounts receivable, inventory, contract rights, equipment, intellectual property, general intangibles, investment property, cash and bank accounts and all proceeds and products of the foregoing unless, in case of any Grantor Subsidiary, the creation or enforcement of such lien would (x) violate or cause a default under any applicable law or any contractual restriction or (y) require the consent of any third party. In addition, neither account control agreements nor foreign intellectual property filings will be required. Each Grantor Subsidiary will use commercially reasonable efforts to pledge 65% of voting equity interests issued by any first tier foreign subsidiary of such Grantor Subsidiary prior to the Closing Date (as defined in Annex A). For more information regarding the Collateral, see the section of this Offering Circular captioned “Description of the Collateral and Intercreditor Arrangements — Collateral.”

The Exchange Offer

New Secured Notes Versus Old Notes

      The New Secured Notes differ from the Existing Notes in the following material ways:

•	the New Secured Notes will mature on July 15, 2008, compared to May 1, 2006 for the Existing Notes;

•	interest on the New Secured Notes will accrue at the annual rate of 7.625% and will be payable semiannually on June 15 and December 15 of each year, beginning December 15, 2003;

•	our obligations under the New Secured Notes will be secured by first-priority liens on the Collateral, which are expected to be shared equally and ratably with the lenders under the Mirant Secured Credit Facility, the lenders under the MAG Secured Credit Facility, the trustee under the indenture governing the New Mirant Notes (for the benefit of the holders of the New Mirant Notes), and holders of certain indebtedness that Mirant or MAG may enter into from time to time; and

•	the indenture governing the New Secured Notes contains certain additional covenants relating to the Collateral and the security agreement that the Existing Notes do not contain.

Summary of the Exchange Offer

Securities Offered	Up to $500 million in principal amount of 7.625% senior secured notes due 2008.

The Exchange Offer	We are offering $1,000 principal amount our New Secured Notes for each $1,000 principal amount of our outstanding 7.625% Senior Notes due 2006. At the time the New Secured Notes are issued upon completion of the Exchange Offer, we will make payments of any and all interest that is due and payable on the Existing Notes that has accrued through the Expiration Date. You may tender your Existing Notes for exchange by following the procedures described under the heading “The Exchange Offer.”

Expiration Date; Acceptance of Tenders; Delivery of New Secured Notes	The Exchange Offer will expire at 12:00 Midnight, New York City time, on June 27, 2002, unless we extend it. Subject to certain conditions described herein, we will accept all Existing Notes which are validly tendered on or prior to the Expiration Date. We will issue the New Secured Notes promptly following the Expiration Date upon our determination that the conditions to the Exchange Offer have been fulfilled. If we decide for any reason not to accept Existing Notes you have tendered for exchange, those Existing Notes will be returned to you without cost promptly after the expiration or termination of the Exchange Offer. In the case of Existing Notes tendered by book entry transfer into the Exchange Agent’s account at The Depository Trust Company (“DTC”), as described below, any unaccepted Existing Notes will be credited to the tendering holder’s account at DTC. See “The Exchange Offer — Acceptance of Existing Notes for Exchange; Delivery of New Secured Notes” for a more complete description of the tender procedures.

Exchange Offer Conditions	The Exchange Offer is subject to customary conditions, which we may assert or waive. These conditions include the consummation of the Mirant Exchange Offers, Mirant’s concurrent entry into the

Mirant Secured Credit Facility, which will refinance Mirant’s existing credit facilities, and our concurrent entry into the MAG Secured Credit Facility, which will refinance our existing credit facilities. The Exchange Offer is not conditioned upon the exchange of a minimum principal amount of Existing Notes. See the discussion below under the heading “The Exchange Offer — Conditions to the Completion of the Exchange Offer.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Existing Notes in the Exchange Offer, you should promptly contact the person in whose name the Existing Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the Exchange Offer on your own behalf, prior to completing and executing the Letter of Transmittal and delivering your Existing Notes, you must either make appropriate arrangements to register ownership of the Existing Notes in your name or obtain a properly completed bond power from the person in whose name the Existing Notes are registered.

Consequences to Holders Not Tendering in the Exchange Offer	You may be significantly disadvantaged if you do not exchange your Existing Notes for New Secured Notes in the event that the Exchange Offer is completed. See the discussion under the headings “Risk Factors — Consequences of Failure to Exchange” for more information regarding the consequences of not exchanging your Existing Notes.

Certain U.S. Federal Income Tax Consequences	An exchanging holder of an Existing Note should generally recognize gain or loss as a result of the exchange, if either the Existing Note or the New Secured Note is not treated as a “security” for United States federal income tax purposes. The amount of any such gain or loss should generally equal the difference between the issue price of the New Secured Note and the adjusted tax basis of the Existing Note. The issue price of the New Secured Notes, for United States federal income tax purposes, should generally equal their face amount, unless either the New Secured Notes or the Existing Notes are “publicly traded,” in which case the issue price should generally be equal to their fair market value on the date of the exchange. For additional information, see the discussion in the section titled “Certain United States Federal Income Tax Consequences.”

Exchanging note holders are strongly urged to consult their own tax advisor regarding the United States federal, state, local and any foreign tax consequences of the exchange.

Exchange Agent; Information Agent	Deutsche Bank Trust Company Americas is the Exchange Agent for the Exchange Offer. Innisfree M&A Incorporated is the Information Agent for the Exchange Offer. You can find the respective addresses and telephone numbers of the Exchange Agent and the

Information Agent set forth on the back cover of this Offering Circular.

Fees and Expenses	We will bear all expenses related to the MAG Restructuring Transactions and Mirant will bear all expenses related to the Mirant Restructuring Transactions. As a result, you are not required to pay any brokerage commissions or any other fees or expenses to the Exchange Agent or the Information Agent.

Termination	We reserve the right to terminate the Exchange Offer at any time and for any reason, or no reason, without accepting any Existing Notes.

Additional Information	You may obtain additional copies of the Offering Circular by contacting the Information Agent at the phone number and address set forth on the back cover of this Offering Circular.

Summary Description of the New Secured Notes

Issuer	Mirant Americas Generation, LLC

Securities Offered	Up to $500 million aggregate principal amount of 7.625% Senior Secured Notes Due 2008.

Maturity Date	July 15, 2008.

Interest	Interest on the New Secured Notes will accrue at the rate of 7.625% per annum and will be payable semiannually on June 15 and December 15 of each year, commencing on December 15, 2003. Interest will be paid to holders of record as of the June 1 or December 1 immediately preceding such payment date.

Security	The New Secured Notes will be secured by first priority liens on the Collateral.

The first priority liens are expected to be shared equally and ratably with the lenders under the Mirant Secured Credit Facility, the lenders under the MAG Secured Credit Facility, the trustee under the indenture governing the New Mirant Notes (for the benefit of the holders of New Mirant Notes), and holders of certain indebtedness that Mirant or MAG may enter into from time to time.

Ranking	The New Secured Notes will be senior to our existing and future subordinated indebtedness, effectively senior, to the extent of the value of the Collateral, to our unsecured debt and the unsecured debt of our subsidiaries that are pledging Collateral, and will be pari passu in right of payment with our other senior secured debt secured by the Collateral. The New Secured Notes will be subordinated to the outstanding indebtedness and other liabilities of our subsidiaries that will not be pledging any assets or equity as Collateral (such subsidiaries, the “Non-Grantor Subsidiaries”). Any Existing Notes not tendered in the Exchange Offer will be effectively junior to the New Secured Notes to the extent of the value of the Collateral.

Optional Redemption	The New Secured Notes will be redeemable, at our option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ notice, at the redemption prices described herein, plus any accrued interest to the date fixed for redemption. See — “Description of the New Secured Notes — Optional Redemption.”

Covenants	The covenants in the indenture governing the New Secured Notes will be substantially similar to the covenants in the indenture and the first supplemental indenture governing the Existing Notes. These covenants will restrict our ability, among other things, to engage in mergers, consolidations or similar transactions, and incur liens. These limitations are subject to a number of important qualifications and exceptions. The New Secured Notes Indenture also contains certain additional covenants relating to the Collateral and the security agreements. For further information regarding the restrictions imposed on us by the terms of the New Secured Notes, see the discussion under “Description of the New Secured Notes — Covenants.”

Events of Default	The events of default under the New Secured Notes will be substantially similar to the events of default under the Existing Notes. For further information regarding events of default under the New Secured Notes, see the discussion under the caption “Description of the New Secured Notes — Events of Default.”

Listing	The New Secured Notes will not be listed for trading on any national securities exchange or for quotation on any automated quotation system.

Book-Entry; Delivery and Form	The New Secured Notes will initially be held through DTC. For additional information, see the discussion in the section of this Offering Circular captioned “Description of the New Secured Notes — Book-Entry, Delivery and Form.”

Summary Selected Consolidated Financial Information

      The following table presents our summary consolidated financial information. The information set forth below should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the notes thereto included in our 2002 Annual Report on Form 10-K, which is incorporated by reference herein.

	Years Ended December 31,

	2002	2001	2000	1999

	(in millions)
Statement of Operations Data:
Operating revenues	$2,553	$5,262	$2,153	$674
Income from continuing operations	65	407	142	29
Income from discontinued operations	12	12	11	19
Net income	77	419	153	48
Balance Sheet Data:
Total assets	6,998	7,068	6,262	2,523
Total long-term debt (including current portion)	2,794	2,567	1,450	140
Total debt	2,794	2,900	2,395	1,290

Member’s equity	3,134	3,025	2,913	1,044

RISK FACTORS

      The Exchange Offer involves a high degree of risk and uncertainty. You should carefully consider the risks and uncertainties described below as well as the other information appearing elsewhere in this Offering Circular before making a decision whether to participate in the Exchange Offer. The risks and uncertainties described below are intended to highlight risks and uncertainties that are specific to us but are not the only risks and uncertainties that we face. Additional risks and uncertainties, including those generally affecting the industry in which we operate, risks and uncertainties that we currently deem immaterial or risks and uncertainties generally applicable to companies that have recently undertaken transactions such as the MAGI Restructuring Transactions may also impair our business, the value of your investment and our ability to pay interest on, and repay or refinance, the New Secured Notes.

      The information in this Offering Circular includes forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including those described in this section and elsewhere in this Offering Circular. See “Forward-Looking Statements” on page ii.

Consequences of Failure to Exchange

The Existing Notes effectively will be junior to the New Secured Notes, all other senior secured debt of MAG, and all other indebtedness and liabilities of our subsidiaries.

      The Existing Notes currently are unsecured obligations of MAG pari passu with approximately $2.3 billion of bank and public indebtedness. If the MAG Restructuring Transactions are consummated, the Existing Notes not tendered in the Exchange Offer effectively will be junior to the New Secured Notes, the New Mirant Notes, the new Mirant Secured Credit Facility and the new MAG Secured Credit Facility and all other senior secured debt of MAG. In addition, the Existing Notes will be effectively junior to all indebtedness and other liabilities of our subsidiaries. On a pro forma basis, as of December 31, 2002, after giving effect to the MAG Restructuring Transactions (and assuming that 95% of the outstanding aggregate principal amount of the Existing Notes are validly tendered and accepted in the Exchange Offer), we would have had approximately $725 million of secured indebtedness outstanding that effectively ranked senior to the Existing Notes. In addition, on a pro forma basis, as of December 31, 2002, after giving effect to the Mirant Restructuring Transactions (and assuming that 85% of the outstanding aggregate principal amount of the Existing Mirant Securities are validly tendered and accepted in the Mirant Exchange Offers), Mirant would have had approximately $2.7 billion of secured indebtedness outstanding that effectively ranked senior to the Existing Notes. Therefore, by failing to tender your Existing Notes in the Exchange Offer, even though Mirant expects to pay your indebtedness in full, you may be exposed to a greater risk of nonpayment because your claims will be effectively subordinated to those of the holders of a substantial amount of debt. The increased risk may be reflected in the trading value of your Existing Notes.

If not enough holders tender their Existing Notes and, as a result, we do not successfully consummate the MAG Restructuring Transactions, we may not be able to pay the amounts due on our outstanding debts as they mature, and our financial condition would be negatively affected.

      Under our current highly-leveraged capital structure, we may not be able to pay the amounts due on certain of our outstanding debts as they mature, and our failure to make such payments would constitute a default under the terms of the applicable agreements and indentures governing our indebtedness. A default under the terms of these agreements and indentures would trigger cross-default provisions in other agreements and accelerate our payment obligations under our outstanding debt. The MAG Restructuring Transactions and the Mirant Restructuring Transactions will, among other things, extend the maturity of the debt that is scheduled to mature in the near future. There are certain conditions to the consummation of the MAG Restructuring Transactions, including the completion of this Exchange Offer, the Mirant Restructuring Transactions and our concurrent entry into the Mirant Secured Credit Facility.

The liquidity of any trading market that currently exists for the Existing Notes may be adversely affected by the Exchange Offer and holders of Existing Notes who fail to exchange their Existing Notes in the Exchange Offer may find it more difficult to sell their Existing Notes.

      There is currently a limited trading market for the Existing Notes. To the extent that Existing Notes are tendered and accepted for exchange in the Exchange Offer, the trading market for the remaining Existing Notes will be even more limited or may cease altogether. A debt security with a smaller aggregate outstanding principal amount or “float” may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the unexchanged Existing Notes may be adversely affected to the extent that the principal amount of Existing Notes exchanged in the Exchange Offer reduces the float. The reduced float may also tend to make the trading prices of the Existing Notes more volatile.

Risks To Holders of the New Secured Notes

As a holding company, we depend substantially on cash dividends, distributions or other transfers from our subsidiaries, one of which is subject to restrictions on dividends and distributions.

      Because our operations are conducted primarily by our subsidiaries, our cash flow and our ability to service our indebtedness, including our ability to pay the interest on and principal on our debt when due, are dependent upon cash dividends and distributions or other transfers from our subsidiaries. In December 2000, one of our significant subsidiaries, Mirant Mid-Atlantic, LLC (“Mirant Mid-Atlantic”), and its affiliates acquired generation assets from Potomac Electric Power Company (“PEPCO”). Mirant Mid-Atlantic’s long-term lease agreements restrict the ability of Mirant Mid-Atlantic to make distributions to us by imposing certain financial tests and other conditions on such activities. As of March 31, 2003, the fixed charge coverage ratio under the Mirant Mid-Atlantic pass through certificates, for the most recently ended four fiscal quarters, is estimated to be approximately 1.6 to 1.0, less than the 1.7 to 1.0 required for Mirant Mid-Atlantic to make distributions under the terms of the pass through certificates. Management does not expect Mirant Mid-Atlantic to meet the distribution test until delivery of financial statements for the quarter ended September 30, 2003, based on current projections. At that time management expects that Mirant Mid-Atlantic will be able to make distributions, although there can be no assurance that such expectation will prove correct. If Mirant Mid-Atlantic’s Energy and Capacity Sales Agreement had not been terminated, based on current projections of fuel and power prices, the fixed charge coverage ratio under the Mirant Mid-Atlantic pass through certificates was expected to remain below 1.7 to 1.0 through year end 2003. The inability of Mirant Mid-Atlantic to distribute dividends to us for an extended period could adversely impact our liquidity and our results of operations.

      Except for the New Secured Notes, which are secured by the Collateral, our debt is our exclusive obligation and not the obligation of any of our subsidiaries and affiliates or Mirant. Except to the extent of the Collateral for the New Secured Notes, our subsidiaries and affiliates and Mirant have no obligation, contingent or otherwise, to pay any amount due pursuant to our debt or to make any funds available for payment of any amount due on the debt, whether by dividends, capital contributions, loans or other payments, and do not guarantee or otherwise support the payment of interest on or principal of our debt.

You may not receive payment in full by foreclosing on the Collateral in the event of a default on the New Secured Notes and your rights with respect to the Collateral are subject to the provisions of the Intercreditor Agreement.

      The New Secured Notes will be secured on a first-priority basis by a pledge of the Collateral. Proceeds from any disposition of the Collateral following an exercise of remedies will be paid first to the lenders under the MAG Secured Credit Facility and then shared equally and ratably, by the lenders under the Mirant Secured Credit Facility, the New Secured Notes Trustee under the New Secured Notes Indenture (for the benefit of the holders of the New Secured Notes), the trustee under the indenture governing the New Mirant Notes (for the benefit of the holders of the New Mirant Notes), and holders of certain indebtedness that Mirant or MAG may incur from time to time. The ability of the holders of the New Secured Notes to realize upon the Collateral is subject to certain limitations and to practical problems associated with the realization of the collateral agent’s security interests in the Collateral. In addition, the value of the Collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. We cannot assure you that the proceeds from the sale or sales of all of such Collateral would be sufficient to satisfy the amounts due on the notes in the event of a default. If such proceeds were not sufficient to repay amounts due on the New Secured Notes, then holders of the New Secured Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would only have an unsecured claim against our remaining assets.

      The right of the collateral agent to foreclose upon and sell the Collateral upon the occurrence of a default will also be subject to limitations under applicable bankruptcy laws if a bankruptcy proceeding were commenced against us or our subsidiaries.

      The rights of the holders of the New Secured Notes with respect to the Collateral securing the New Secured Notes will also be limited pursuant to the terms of the Intercreditor Agreement (as defined herein). For example, under the terms of the Intercreditor Agreement, the proceeds from any disposition of the Collateral will first be applied to repay outstanding borrowings under the MAG Secured Credit Facility and second be applied to repay outstanding borrowings under the Mirant Secured Credit Facility. As a result, the amount of the Collateral securing the New Secured Notes may be reduced without any reduction in the aggregate principal amount of outstanding New Secured Notes.

Federal and state statues allow courts, under specific circumstances, to void the liens securing the New Secured Notes.

      Our creditors or the creditors of our subsidiaries or Mirant’s subsidiaries that will be pledging any assets or equity as Collateral could challenge the liens securing the New Secured Notes as fraudulent conveyances or on other grounds. The grant of the first-priority liens securing the New Secured Notes could be found to be a fraudulent transfer and declared void if a court determined that: the Grantor Subsidiary granted the lien with the intent to hinder, delay or defraud its existing or future creditors or the Grantor Subsidiary did not receive reasonably equivalent value or fair consideration for granting the lien and, at the time of such grant, either (i) the sum of the Grantor Subsidiary’s liabilities exceeded its assets, at a fair valuation, (ii) the present fair saleable value of the Grantor Subsidiary’s assets was less than the amount required to pay its probable liabilities on its existing debts as they became absolute and matured, (iii) the Grantor Subsidiary had unreasonably small capital with which to conduct its business, or (iv) the Grantor Subsidiary intended or believed that it would be unable to pay its debts as they came due. If a court avoids these liens, any claim you may make against us for amounts payable on the New Secured Notes would be unsecured and subordinated to the debt of our subsidiaries.

You may not be able to sell the New Secured Notes when you want and, if you do, you may not be able to receive the price you want.

      As the Exchange Offer will be the first issuance of the New Secured Notes, there has previously been no trading market for the New Secured Notes you will receive in the Exchange Offer. The New Secured Notes will not be listed for trading on any national securities exchange or authorized to be quoted in any inter-dealer quotation system of any national securities association and we do not intend to apply for either listing or quotation. We do not know the extent to which investor interest will lead to the development of a trading market for the New Secured Notes or how liquid any such market might be. Moreover, the liquidity of any market for the New Secured Notes will also depend upon the number of holders of the New Secured Notes, our financial performance, the market for similar securities and the interest of securities dealers in making a market in the New Secured Notes. We cannot assure you that an active trading market for the New Secured Notes will develop or, if it does, at what prices the New Secured Notes may trade. Therefore, you may not be able to sell the New Secured Notes when you want and, if you do, you may not be able to receive the price you want.

If you have claims against MAG resulting from your acquisition or ownership of Exchange Offer Securities, you will give up those claims if you exchange your Existing Notes.

      By tendering your Existing Notes in the Exchange Offers, you will be deemed to have released and waived any and all claims you, your successors and your assigns have or may have had against:

•	MAG, its subsidiaries, its affiliates and Mirant, and

•	the directors, officers, employees, attorneys, accountants, advisors, agents and representatives, in each case whether current or former, of MAG, its subsidiaries, its affiliates and Mirant,

arising from, related to, or in connection with, your acquisition or ownership of the Existing Notes, whether those claims arise under federal or state securities laws or otherwise. Since it is not possible to estimate the likelihood of your success in pursuing these legal claims or the magnitude of any recovery to which you ultimately might be entitled, it is possible that the consideration you receive in the Exchange Offers will have a value less than the value of the legal claims you are relinquishing. Moreover, holders who do not tender their Existing Notes for exchange and former holders who have already sold their Existing Notes will continue to have the right to prosecute their claims against Mirant.

Risk Related to Holders of New Secured Notes and Existing Notes

Mirant may cease to be our ultimate parent.

      There are no legal or contractual requirements that Mirant continue to own a direct or indirect controlling interest in us or any of its subsidiaries that provide services to us, such as Mirant Americas Energy Marketing, L.P. (“MAEM”), Mirant Americas Development Capital, LLC (“Mirant Americas Development”) or Mirant Services, LLC (“Mirant Services”). If Mirant ceases to own a controlling interest in us or any of such other subsidiaries, the business arrangements between Mirant or its affiliates and us may change in a manner adversely affecting our results of operations or financial condition. A new controlling entity may not have the managerial, financial and technological resources of Mirant.

Mirant interests may come into conflict with those of debt holders.

      We are an indirect wholly owned subsidiary of Mirant, and as such, Mirant controls us. In circumstances involving a conflict of interest between Mirant as our indirect equity owner, on the one hand, and our debt holders as creditors, on the other hand, we cannot assure you that Mirant would not exercise its power to control us in a manner that would benefit Mirant to the detriment of the debt holders.

Risks Related to Our Business

If Mirant is unable to consummate the Mirant Restructuring Transactions it would materially and adversely affect its financial condition and would likely cause Mirant to seek bankruptcy court or other protection from its creditors. If Mirant seeks such protection, we believe it is likely that we would seek similar protection.

      The purpose of the Mirant Restructuring Transactions and the MAG Restructuring Transactions is to enable MAG and Mirant to repay in full all of our and its respective obligations with interest, including unsecured long-term indebtedness that is not so extended. We and Mirant expect to accomplish this by refinancing all or a portion of Mirant and MAG’s indebtedness, including debt issued in the Mirant Restructuring Transactions and the MAG Restructuring Transactions, prior to its maturities when our business has recovered and capital markets are available to us. We note that there can be no assurances either with respect to the accomplishment of the contemplated financial restructuring or with respect to the values that may ultimately be available for creditors and stockholders. In the event that we and Mirant are unable to successfully restructure Mirant and MAG’s debt we would likely be required to seek bankruptcy court or other protection from our creditors.

If Mirant is unable to restructure a substantial portion of its indebtedness or otherwise seeks bankruptcy protection, then its ability to contribute capital to our Mirant Mid-Atlantic subsidiary under the capital contribution agreements may be impaired, which would adversely affect us.

      Under a capital contribution agreement, Mirant Potomac River, LLC (“Mirant Potomac River”) and Mirant Peaker LLC (“Mirant Peaker”) make distributions to Mirant at least once per quarter, if funds are available. Distributions are equal to cash available after taking into account projected cash requirements, including mandatory debt service, prepayments permitted under the Mirant Potomac River and Mirant Peaker notes, and maintenance reserves, as reasonably determined by Mirant. Mirant will contribute or cause these amounts to be contributed to our Mirant Mid-Atlantic subsidiary. For the years ended December 31, 2002 and 2001, total capital contributions received by our Mirant Mid-Atlantic subsidiary under this agreement totaled $39 million and $25 million, respectively.

      If, as a result of Mirant’s inability to consummate the Mirant Restructuring Transactions, Mirant seeks bankruptcy court or other protection from its creditors, then Mirant’s ability to make such contributions or cause such contributions to be made could be adversely affected which would adversely impact us.

Our revenues and results of operations will depend in part on market and competitive forces that are beyond our control.

      We sell capacity, energy and ancillary services from our generating facilities into competitive power markets or on a short-term fixed price basis through power sales agreements with MAEM. The market for wholesale electric energy and energy services is largely deregulated. We are not guaranteed any rate of return on our capital investments through mandated rates. Our revenues, which are not related to fixed price agreements, and results of operations are likely to depend, in large part, upon prevailing market prices for energy, capacity and ancillary services. These market prices may fluctuate substantially over relatively short periods of time. Among the factors that will influence these prices, all of which are beyond our control, are:

•	prevailing market prices for fuel oil, coal and natural gas;

•	the extent of additional supplies of electric energy and energy services from our current competitors or new market entrants, including the development of new generating facilities that may be able to produce electricity less expensively than our generating facilities;

•	the extended operation of nuclear generating plants beyond their presently expected dates of decommissioning;

•	prevailing regulations by the Federal Energy Regulatory Commission, or the FERC, that affect our markets and regulations governing the independent system operators that oversee these markets, including any price limitations and other mechanisms to address some of the volatility or illiquidity in these markets;

•	weather conditions; and

•	changes in the rate of growth in electricity usage as a result of such factors as regional economic conditions and implementation of conservation programs.

      All of these factors could have an adverse impact on our revenues and results of operations.

Changes in commodity prices may increase the cost of producing power and decrease the amount we receive from selling power, resulting in financial performance below our expectations.

      Our generation business is subject to changes in power prices and fuel costs that may impact our financial results and financial position by increasing the cost of producing power and decreasing the amount we receive from the sale of power. As a result, our financial results may not meet our expectations.

We are responsible for price risk management activities conducted by MAEM for our facilities.

      MAEM engages in price risk management activities related to our sales of electricity and purchases of fuel and we receive the income and incur the losses from these activities. MAEM may use forward contracts and derivative financial instruments, such as futures contracts and options, to manage market risks and exposure to fluctuating electricity, coal and natural gas prices, and we bear the gains and losses from these activities. We cannot assure you that these strategies will be successful in managing our pricing risks, or that they will not result in net losses to us as a result of future volatility in electricity and fuel markets. Commodity price variability results from many factors, including:

•	weather;

•	illiquid markets;

•	transmission or transportation inefficiencies;

•	availability of competitively priced alternative energy sources;

•	demand for energy commodities;

•	natural gas, crude oil and coal production;

•	natural disasters, wars, embargoes and other catastrophic events; and

•	federal, state and foreign energy and environmental regulation and legislation.

      Furthermore, the risk management procedures we have in place may not always be followed or may not always operate as planned. As a result of these and other factors, we cannot predict with precision the impact that these risk management decisions may have on our businesses, operating results or financial position.

The commencement of a Chapter 11 case of Mirant and/or MAEM for the purpose of implementing a prepackaged plan of reorganization may result in a number of adverse consequences.

      Mirant has pursued an integrated business model whereby MAEM engages in, among other activities, asset management and optimization with respect to the operation of the core generation business. As asset manager, MAEM is responsible for, among other things, procuring and scheduling deliveries of fuel consumed by our domestic power generating assets, bidding and scheduling the plants into local market areas, selling energy, capacity and related products produced by the plants, and hedging gross margin expectations to reduce the risks associated with market volatility. Furthermore, MAEM currently holds many of the regulatory approvals necessary for us to continue operating within the gas and power market environments.

      Our business plan contemplates MAEM engaging in asset management activities consistent with prior practice. There can be no assurances that MAEM will be able to engage in asset management activities consistent with prior practice in a Chapter 11 environment.

      Historically, MAEM has also engaged in proprietary trading activities for its own account, from which we have derived substantial value.

      Our business plan contemplates the continued derivation of substantial revenue from MAEM’s prospective proprietary trading activities as well as the recognition of value from MAEM’s existing trading positions. There can be no assurances that MAEM will be able to engage in prospective trading activity consistent with historical performance or that MAEM will be able to recognize the value of its existing trading positions in a Chapter 11 environment.

      MAEM conducts a substantial portion of its business through the use of derivative contracts that may fall within the “safe-harbor” protections set forth in sections 556 and 560 as well as other sections of the Bankruptcy Code. The safe harbor provisions permit non-debtor parties to, among other things, exercise certain contractual rights and remedies notwithstanding the commencement of a Chapter 11 case. Although case law surrounding the scope of the Bankruptcy Code’s safe harbor provisions remains unsettled, Mirant believes that a substantial number of MAEM’s contracts, although not all of MAEM’s contracts, would qualify for safe harbor protection, permitting, upon a Chapter 11 filing of MAEM, MAEM’s counterparties to terminate such contracts and in certain circumstances causing automatic termination of such contracts in accordance with the contractual terms.

      In addition, a substantial number of MAEM’s contracts have been guaranteed by Mirant. Accordingly, a Chapter 11 filing of Mirant in the absence of a Chapter 11 filing of MAEM would create defaults in the underlying MAEM obligations. Such defaults may permit counterparties to exercise rights and remedies including the right to terminate the underlying contract. In addition, such defaults may cause direct or indirect defaults of other MAEM contracts not otherwise guaranteed by us, including contracts necessary for MAEM to fulfill its asset management obligations.

      Pursuant to the general terms of MAEM’s derivative trading contracts, upon early termination, settlement payments are determined by the non-defaulting counterparty using mark-to-market valuation methodologies. Given the inherent uncertainties in mark-to-market valuation, we may not be able to realize the net current value of any existing derivative trading contracts that have been terminated early as a result of a Chapter 11 filing or other event of default due to a potential increase in mark-to-market liabilities and a potential decrease in mark-to-market assets upon settlement. Although we cannot accurately predict whether a substantial number of counterparties will exercise early termination rights, early termination by a substantial number of counterparties may result in a significant loss of value.

      In addition, although the terms of most of MAEM’s derivative contracts do not relieve the non-defaulting party of the obligation to pay settlement amounts owing, many of MAEM’s counterparties owing settlement payments may refuse to make such payments absent litigation, further reducing the value of MAEM’s existing trading positions due to delays in collections and cost of litigation. Furthermore, early termination of contracts will result in an acceleration of settlement payments required to be paid by MAEM, which payments, absent consent of the counterparty or to the extent not fully secured by cash or letters of credit, will need to be satisfied in full upon emergence from Chapter 11. Although we cannot accurately predict the number of counterparties that may exercise early termination rights, in the event that a substantial number of parties exercise early termination rights, we anticipate additional unsecured claims in the form of accelerated termination payments.

      A substantial portion of MAEM’s obligations are secured with cash or letters of credit issued by Mirant. Upon a Chapter 11 filing of MAEM or other event of default, including a Chapter 11 filing of Mirant as credit support provider, approximately up to $600 million of letters of credit may be drawn (including $300 million of letters of credit relating to Mirant Canada (as defined herein)), resulting in a concomitant increase in funded debt of Mirant and extinguishment of future letter of credit capacity. Mirant’s Five-Year Projections do not contemplate the immediate draw of current outstanding letters of credit and the extinguishment of existing letter of credit capacity. In the event that such letters of credit are drawn, Mirant will be required to include the satisfaction of such incremental liability in its Plan of Reorganization, including increased interest costs, and replace the extinguished letter of credit capacity. There can be no assurances that Mirant will be able to meet such requirements.

      Mirant anticipates obtaining a debtor in possession financing facility (the “DIP Facility”) in the event Mirant chooses to pursue the Mirant Restructuring Transactions through the In-Court Alternative. In the event that existing letters of credit are drawn or otherwise terminate by their terms while we are in Chapter 11, we may need to access borrowing capacity provided by the DIP Facility to meet future letter of credit demands and other working capital needs. There can be no assurances that Mirant will have sufficient excess liquidity within its Plan of Reorganization to satisfy obligations owing under the DIP Facility upon emergence.

      Although we intend to continue our asset management, hedging and proprietary trading activities in the normal course through MAEM, there can be no assurances that counterparties will continue to conduct business with MAEM while MAEM is in Chapter 11. In the event that counterparties refuse to conduct business with MAEM while MAEM is in Chapter 11, we anticipate that we can, over-time, re-engage in asset management, hedging and proprietary trading activities consistent with historical performance after emergence from Chapter 11. Although we cannot accurately predict the amount of time that may be necessary to re-engage fully these activities, we anticipate that MAEM may re-engage in asset management, hedging and proprietary trading activities fully consistent with historical performance within six months following the Petition Date (as defined herein). We estimate that failure to engage in asset management and hedging activities will result in a loss of a significant fraction of the MAEM gross margin projections over the six-month period immediately following the Petition Date. In addition, we estimate that failure to engage in proprietary trading activities will result in a loss of a significant fraction of the MAEM gross margin projections over the six-month period immediately following the Petition Date.

      Given Mirant’s anticipated credit rating upon emergence from Chapter 11, re-engaging in asset management and proprietary trading activities after emergence from Chapter 11 may require substantial liquidity in the form of cash collateral or letter of credit capacity consistent with its current collateral requirements, which range from $600 million to $1 billion. There can be no assurances that Mirant will have sufficient liquidity after emergence to re-engage in asset management and proprietary trading consistent with historical levels.

      Furthermore, Mirant holds cash collateral posted by counter-parties to secure the counter-parties’ net mark-to-market exposure to it. Although Mirant is currently permitted to re-hypothecate such cash collateral, under certain circumstances, counterparties may demand that it segregate cash collateral, terminating its ability to re-hypothecate such cash collateral. Mirant estimates that approximately $60 million of currently re-hypothecated cash collateral is subject to demands of segregation. In the event that a counterparty demands segregation of its cash collateral upon emergence from Chapter 11, our liquidity will be reduced by the amount of cash collateral required to be segregated.

Operation of our generating facilities involves risks, some of which may affect our ability to pay our debt.

      The operation of our generating facilities involves various operating risks, including:

•	the output and efficiency levels at which those generating facilities perform

•	interruptions in fuel supply;

•	disruptions in the delivery of electricity;

•	breakdown or failure of equipment (whether due to age or otherwise) or processes;

•	violation of our permit requirements;

•	shortages of equipment or spare parts;

•	labor disputes;

•	operator error;

•	curtailment of operations due to transmission constraints;

•	restrictions on emissions; and

•	catastrophic events such as fires, explosions, floods, earthquakes or other similar occurrences affecting power generating facilities.

      In addition, although most of our facilities had a significant operating history at the time we acquired them, we have a limited history of owning and operating these acquired facilities and operational issues may arise as a result of our lack of familiarity with issues specific to a particular facility or component thereof or change in operating characteristics resulting from regulation. A decrease or elimination of revenues generated by our facilities or an increase in the costs of operating our facilities could decrease or eliminate funds available to us to make payments on our debt or our other obligations.

Restrictions and covenants in some of our debt agreements limit our ability to take certain actions, and our failure to comply with these restrictions and covenants can have adverse consequences on us.

      Some of our debt agreements and the MAG Secured Credit Facility, and the debt agreements of our indirect parent, including the Mirant Secured Credit Facility, are expected to contain restrictive covenants which, among other things, can limit or prohibit our ability to:

•	incur additional debt,

•	prepay, redeem, or repurchase indebtedness,

•	pay dividends or repurchase shares of capital stock,

•	make loans or investments,

•	create liens,

•	sell assets,

•	acquire facilities or other businesses,

•	enter into sale and lease backs,

•	enter into mergers and consolidations,

•	change the nature of our business, and

•	amend organizational documents, debt documents and other material agreements.

      In addition, the Restructured Credit Facilities will require us to maintain certain financial ratios and meet certain tests, including minimum leverage and interest coverage ratios, and restrict our ability and the ability of our subsidiaries to make capital expenditures. These covenants may have important consequences on our operations, including, but not necessarily limited to restricting our ability to obtain additional financing and potentially limiting our ability to adjust to rapidly changing market conditions.

      Events beyond our control, such as prevailing economic conditions, changes in commodity prices and changes in the competitive environment, could impair our operating performance, which could affect our ability and that of our subsidiaries to comply with the terms of our debt instruments. We cannot assure you that we and our subsidiaries will be able to comply with the provisions of our respective debt instruments, including the financial covenants in the Restructured Credit Facilities. Breaching any of these covenants or restrictions or the failure to comply with our obligations after the lapse of any applicable grace periods could result in a default under the applicable debt instruments, including the New Secured Notes Indenture, the MAG Secured Credit Facility, and the Mirant Secured Credit Facility. If there were an event of default, holders of such defaulted debt could cause all amounts borrowed under these instruments to be due and payable immediately. We cannot assure you that our assets or cash flow or that of our subsidiaries would be sufficient to fully repay borrowings under the outstanding debt instruments, either upon maturity or if accelerated upon an event of default that we would be able to refinance or restructure the payments on such debt. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our or our subsidiaries’ other debt instruments. See “— Our activities are restricted by substantial indebtedness. If we default on any of this indebtedness it may be accelerated and we may be unable to service it. Acceleration of some of our debt may cause other lenders to accelerate other debt obligations.”

We may not be able to successfully implement our business plan.

      Our business plan assumes, among other things, that our baseload generating assets will be dispatched most of the time and that we can maintain the availability of our generating assets at higher than historical levels. We are relying on MAEM to sell a significant portion of our output at market prices. We sell the balance of our output to MAEM and to third parties through a combination of spot sales and fixed price agreements. We cannot assure you that MAEM will be successful in marketing our output in accordance with our business plan.

Changes in commodity prices may affect financial results, either favorably or unfavorably.

      Our generation business is subject to changes in power prices and fuel costs, which may impact its financial results and financial position by increasing the cost of producing power and decreasing the amounts they receive from the sale of power. In addition, actual power prices and fuel costs may differ from those assumed in our financial models.

      Many factors influence the level of commodity prices, including weather, illiquid markets, transmission or transportation inefficiencies, availability of competitively priced alternative energy sources, demand for energy commodities, natural gas, crude oil and coal production, natural disasters, wars, embargoes and other catastrophic events, and federal and state and foreign energy and environmental regulation and legislation.

      Additionally, we may, at times, have an open position in the market, within established guidelines, resulting from the management of our portfolio. To the extent open positions exist, fluctuating commodity prices can impact financial results and financial position, either favorably or unfavorably. Furthermore, the risk management procedures we have in place may not always be followed or may not always work as planned. As a result of these and other factors, we cannot predict with precision the impact that risk management decisions may have on our businesses, operating results or financial position. Although management devotes a considerable amount of attention to these issues, their outcome is uncertain.

Some of our facilities depend on only one or a few customers or suppliers. These parties, as well as other parties with whom we have contracts, may fail to perform their obligations, or may terminate their existing agreements, which may result in a default on project debt or a loss in revenues and may require us to institute legal proceedings to enforce our agreements.

      Several of our power production facilities rely on a single customer or a few customers to purchase most or all of the facility’s output or on a single supplier or a few suppliers to provide fuel, water and other services required for the operation of the facility. Our sale and procurement agreements for these facilities may also provide support for any project debt used to finance the related facilities. The financial performance of these facilities is dependent on the continued performance by customers and suppliers of their obligations under their long-term agreements.

      Finally, revenue under some of our power sales agreements may be reduced significantly upon their expiration or termination. Much of the electricity we generate from our existing portfolio is sold under long-term power sales agreements that expire at various times. When the terms of each of these power sales agreements expire, it is possible that the price paid to us for the generation of electricity may be reduced significantly, which would substantially reduce our revenue under such agreements.

Failures of companies within our sector could have a materially adverse effect on us.

      The failure of companies within our sector could have a materially negative effect on our business. As a result of intra-industry company failures and other factors, we have experienced such adverse effects as increased negative sentiment and reactions from our customers, investors, lenders and credit rating agencies, increased requirements for collateral in the transaction of our businesses, increased pressure on our liquidity and reduced access to additional capital. Additional failures within our sector could heighten these reactions or cause additional negative impacts on our business which could impair our ability to achieve our business plan.

Our credit ratings have been reduced by Moody’s, Fitch and S&P to non-investment grade; further reductions could increase our collateral requirements and could materially adversely affect our financial condition.

      As of April 25, 2003, our senior unsecured rating was “B3” with Negative Outlook by Moody’s. As of the same date, our senior unsecured credit rating with Standard & Poors was “B” on CreditWatch with negative implications and “B+” with a Rating Watch Negative from Fitch. While the foregoing indicates the ratings from the various rating agencies, we note that these ratings are not a recommendation to buy, sell or hold our securities and that each rating should be evaluated independently of any other rating. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant.

      While we have removed ratings triggers from our various contracts, it is possible that significant additional downgrades by the various credit ratings agencies could materially negatively impact our business. For example, significant additional downgrades could increase negative sentiment and reactions from our customers, regulators, investors, lenders or other credit rating agencies, increase pressure on our liquidity and reduce our ability to raise capital. These reactions, and others, could impair our ability to achieve our business plan.

We are exposed to credit risk from MAEM and third parties under contracts and in market transactions.

      The financial performance of our generating facilities is dependent on the continued performance by MAEM of its obligations under power sale, fuel supply and services agreements and, in particular, on its credit. Our operations are exposed to the risk that counterparties that owe money as a result of market transactions will not perform their obligations. We are currently owed significant past due receivables from the California Power Exchange and the California Independent System Operator. We have had to take legal action against some counterparties in the past because of their failure to perform, and one counterparty filed for bankruptcy protection as a result.

      A facility’s financial results may be materially adversely affected if any one customer fails to fulfill its contractual obligations and we are unable to find other customers to produce the same level of profitability. As a result of the failure of a major customer to meet its contractual obligations, we may be unable to repay obligations under our debt agreements. As of December 31, 2002, Mirant Americas, Inc., MAEM, and Mirant Potomac River, a direct wholly owned subsidiary of Mirant, owed us $256 million, $180 million and $152 million, respectively, each representing more than 10% our total credit exposure. Our total credit exposure is computed as total accounts and notes receivable, adjusted for risk management activities, netted where appropriate.

Our operations and activities are subject to extensive environmental regulation and permitting requirements and could be adversely affected by our future inability to comply with environmental laws and requirements or changes in environmental laws and requirements.

      Our business is subject to extensive environmental regulation by federal, state and local authorities, which requires continuous compliance with conditions established by our operating permits. To comply with these legal requirements, we must spend significant sums on environmental monitoring, pollution control equipment and emission fees. We may also be exposed to compliance risks from new projects, as well as from plants we have acquired. Although we have budgeted for significant expenditures to comply with these requirements, we may incur significant additional costs if actual expenditures are greater than budgeted amounts. If we fail to comply with these requirements, we could be subject to civil or criminal liability and the imposition of liens or fines. With the trend toward stricter standards, greater regulation, more extensive permitting requirements and an increase in the number and types of assets operated by us subject to environmental regulation, we expect our environmental expenditures to be substantial in the future. Our business, operations and financial condition could be adversely affected by this trend.

      We may not be able to obtain from time to time all required environmental regulatory approvals. If there is a delay in obtaining any required environmental regulatory approvals or if we fail to obtain and comply with any required environmental regulatory approvals, the operation of our generating facilities or the sale of electricity to third parties could be prevented or become subject to additional costs. We are generally responsible for all on-site environmental liabilities. Unless our contracts with customers expressly permit us to pass through increased costs attributable to new statutes, rules and regulations, we may not be able to recover capital costs of complying with new environmental regulations, which may adversely affect our profitability.

Our business is subject to complex government regulations and changes in these regulations or in their implementation may affect the costs of operating our facilities or our ability to operate our facilities, which may negatively impact our results of operations.

      Currently, our facilities are exempt wholesale generators that sell electricity exclusively into the wholesale market. Generally, our exempt wholesale generators are subject to regulation by the FERC regarding rate matters and state public utility commissions regarding non-rate matters. The majority of our generation from exempt wholesale generators is sold at market prices under market rate authority exercised by the FERC, although the FERC has the authority to impose “cost of service” rate regulation or other market power mitigation measures if it determines that market pricing is not in the public interest. A loss of our market-based rate authority would prohibit electricity sales at market rates and would require all sales to be cost-

based. A loss of our market-based rate authority could severely impair our execution of our business plan and could have a materially negative impact on our business.

      To conduct our business, we must obtain licenses, permits and approvals for our plants. We cannot provide assurance that we will be able to obtain and comply with all necessary licenses, permits and approvals for our plants. If we cannot comply with all applicable regulations, our business, results of operations and financial condition could be adversely affected.

      The United States Congress is considering legislation that would repeal the Public Utilities Regulatory Policies Act of 1978, as amended (“PURPA”) entirely, or at least eliminate the future obligation of utilities to purchase power from qualifying facilities, and also repeal the Public Utilities Holding Company Act of 1935, as amended (“PUHCA”). In the event of a PUHCA repeal, competition from independent power generators and from utilities with generation, transmission and distribution would likely increase.

      Repeal of PURPA or PUHCA may or may not be part of comprehensive legislation to restructure the electric utility industry, allow retail competition and deregulate most electric rates. We cannot predict the effect of this type of legislation, although we anticipate that any legislation would result in increased competition. If we were unable to compete in an increasingly competitive environment, our business and results of operation may suffer.

      We cannot predict whether the federal government or state legislatures will adopt legislation relating to the deregulation of the energy industry. We cannot provide assurance that the introduction of new laws or other future regulatory developments will not have a material adverse effect on our business, results of operations or financial condition.

We are currently involved in significant litigation that, if decided adversely to us, could materially adversely affect our financial condition, cash flows and results of operations.

      We are currently involved in a number of lawsuits concerning our activities in the western power markets. These include a number of lawsuits by the California Attorney General and ratepayers alleging, among other things, that certain owners of electric generation facilities in California, and energy marketing companies, engaged in various unlawful and fraudulent business acts that served to manipulate wholesale markets and allegedly inflated wholesale electricity prices in California. In addition, we are involved in various other litigation matters, all of which are described in more detail in our 2002 Annual Report on Form 10-K which is incorporated herein by reference. We intend to vigorously defend against those claims which we are unable to settle, but the results of this litigation cannot be determined. Adverse outcomes for us in this litigation could require significant expenditures by us and could have a material adverse effect on our financial condition, cash flows and results of operations.

Changes in technology may significantly impact our business by making our power plants less competitive.

      A basic premise of our business is that generating power at central plants achieves economies of scale and produces electricity at a low price. There are other technologies that can produce electricity, most notably fuel cells, microturbines, windmills and photovoltaic solar, cells. It is possible that advances in technology will reduce the cost of alternate methods of electricity production to levels that are equal to or below that of most central station electric production. If this happens, the value of our power plants may be significantly impaired.

Our future access to capital could be limited, limiting our ability to fund future capital expenditures and other requirements.

      We will need to make substantial expenditures in the future to, among other things, maintain the performance of our generating facilities and comply with environmental laws and regulations. Our direct and indirect parent companies are not obligated to provide, and may decide not to provide, any funds to us in the future. Our only other sources of funding will be internally generated cash flow from our operations and proceeds from the issuance of securities or the incurrence of additional indebtedness in the future. We may not be successful in obtaining sufficient additional capital in the future to enable us to fund all our future capital expenditures and other requirements.

Our activities are restricted by substantial indebtedness. If we default on any of this indebtedness, it may be accelerated and we may be unable to service it. Acceleration of some of our debt may cause other lenders to accelerate other debt obligations.

      We have incurred substantial indebtedness on a consolidated basis to finance our business. As of December 31, 2002 and 2001, our total consolidated indebtedness was $2,794 million and $2,900 million, respectively. As of December 31, 2002 and 2001, our member’s equity was $3,134 million and $3,025 million, respectively. Our ability to meet our debt service obligations and to repay our outstanding indebtedness will depend primarily upon cash flow produced by our operating subsidiaries. Some of our subsidiaries, including Mirant Mid-Atlantic have various contractual provisions, which, if not satisfied, could limit their ability to distribute cash to us.

      Our level of indebtedness has important consequences, including:

•	limiting our ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of our growth strategy or other purposes;

•	limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service our debt;

•	increasing our vulnerability to general adverse economic and industry conditions; and

•	limiting our ability to capitalize on business opportunities and to react to competitive pressures and changes in government regulation.

Our business development activities may not be successful and, as such, projects may be cancelled or otherwise may not commence operation as scheduled despite the expenditure of significant amounts of capital.

      Our business involves numerous risks relating to the acquisition, development and construction of large power plants. During the past year, we have terminated many of our previously planned development projects and deferred other such projects. The termination of these projects has resulted in the write-off of significant amounts of expenses, including termination expense payments in connection with turbine acquisition agreements. Future terminations of projects would most likely result in additional write-offs which could be material.

      Our future success in developing a particular project may be contingent upon, among other things, negotiation of satisfactory engineering, construction, fuel supply and power sales contracts, receipt of required governmental permits and timely implementation and satisfactory completion of construction. We may be unsuccessful in accomplishing any of these matters or in doing so on a timely basis. Although we may attempt to minimize the financial risks in the development of a project by securing a favorable power sales agreement, obtaining all required governmental permits and approvals and arranging adequate financing prior to the commencement of construction, the development of a power project may require us to expend significant sums for preliminary engineering, permitting, legal, equipment fabrication and other expenses before we can determine whether a project is feasible, economically attractive or capable of being financed.

      Currently, we have power plants under development or construction. Our completion of these facilities without delays or cost overruns is subject to substantial risks, including changes in market prices; shortages and inconsistent qualities of equipment, material and labor; work stoppages; permitting and other regulatory matters; adverse weather conditions; unforeseen engineering problems; environmental and geological conditions; unanticipated cost increases; and our attention to other projects, any of which could give rise to delays, cost overruns or the termination of the plant expansion, construction or development.

      If we were unable to complete the development of a facility, we would generally not be able to recover our investment in the project. The process for obtaining initial environmental, siting and other governmental permits and approvals is complicated, expensive and lengthy, often taking more than one year, and is subject to significant uncertainties. In addition, construction delays and contractor performance shortfalls can result in the loss of revenues and may, in turn, adversely affect our results of operations. The failure to complete construction according to specifications can also result in liabilities, reduced plant efficiency, higher operating costs and reduced earnings.

Terrorist attacks, future war or risk of war may adversely impact our results of operations, our ability to raise capital or our future growth.

      Uncertainty surrounding terrorist acts, retaliatory military strikes or a sustained military campaign may impact our operations in unpredictable ways, including changes in insurance markets, disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including electric generation, transmission and distribution facilities, could be direct targets of, or indirect casualties of, an act of terror. War or risk of war may also have an adverse effect on the economy. The terrorist attacks on September 11, 2001 and the changes in the insurance markets attributable to the terrorist attacks have made it difficult for us to obtain certain types of insurance coverage. As a result, we have chosen to self-insure some of our plants and facilities for acts of terrorism. A lower level of economic activity could also result in a decline in energy consumption, which could adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital.

Continuation of current capital market conditions could adversely affect our prospects.

      Current conditions in our industry and in the capital markets have resulted in the need for additional liquidity. Continuation of these conditions could adversely affect our results of operations and growth prospects. We have taken many actions to respond to these conditions, including issuing additional equity, reducing our planned capital expenditures by deferring or canceling certain construction and acquisition projects, reducing corporate overhead expenses and undertaking the sale of several of our domestic and international assets. There can be no assurance that conditions in the energy equity markets will not continue to adversely affect our ability to efficiently conduct our marketing operations and affect our results of operations.

Mirant may be unable to retain personnel capable of successfully executing our business plan given the uncertain business climate for our sector and our company.

      If Mirant’s financial position does not improve or if its financial restructuring is unsuccessful, there is a risk that personnel who are integral to the success of our business model will leave Mirant or us, disrupting our ability to successfully complete our short-and long-term goals. To reduce this risk, Mirant has in place an equity-based compensation plan and has also put in place retention agreements with key employees. These measures are designed to provide incentives to these key employees to remain with Mirant and us throughout this critical period. There can be no assurance that these measures will be effective.

MIRANT AMERICAS GENERATION, LLC

      We are a national independent power provider and an indirect wholly owned subsidiary of Mirant. We were incorporated in Delaware on May 12, 1999 and effective November 1, 2001, we changed our form of organization from a corporation to a limited liability company. We own or lease approximately 12,000 MW of electricity generation capacity in the United States and operate 92 generating units at 22 plants located near major metropolitan load centers in Maryland, Virginia, California, New York, Massachusetts and Texas, giving us access to a wide variety of wholesale customers.

      We produce and sell electricity in the United States under fixed price contracts and on the spot market to utilities and energy merchants. We use derivative financial instruments, such as forwards, futures, options and swaps to manage our exposure to fluctuations in electric energy and fuel commodity prices. These transactions are executed on our behalf by MAEM. Our portfolio of generating facilities is diversified by geographic regions, fuel types, power markets and dispatch types. In addition, MAEM arranges for the supply of substantially all of the fuel used by our generating units and procures emissions credits which are utilized in connection with our operations.

      We and our subsidiaries have entered into a number of service agreements with subsidiaries of Mirant for the sale of our electric power, procurement of fuel, labor and administrative services essential to operating our business. These agreements are primarily with Mirant, MAEM and Mirant Services.

      Our principal executive offices are located at 1155 Perimeter Center West, Suite 100, Atlanta, Georgia 30338, and our telephone number is (678) 579-5000.

CAPITALIZATION

      The table below sets forth the following information:

•	our actual capitalization as of December 31, 2002; and

•	our capitalization as of December 31, 2002, as adjusted to give effect to the MAG Restructuring Transactions as if the MAG Restructuring Transactions had occurred on December 31, 2002 assuming that 85% of the aggregate principal amount of the Existing Notes are validly tendered, accepted and not withdrawn in the Exchange Offer.

      This table has been included to provide additional information regarding the anticipated impact of the MAG Restructuring Transactions, including the Exchange Offer, on our capitalization. The information presented below should be read in conjunction with “Selected Summary Consolidated Financial Information” included elsewhere in this Offering Circular and our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2002 Annual Report on Form 10-K incorporated herein by reference.

	Actual		As Adjusted

	(in millions)
Long-term debt (including current portion):
Existing long-term debt:
Existing Credit Facilities	$300		$—
7.625% Senior Notes due 2006	500		75
7.2% Senior Notes due 2008	300		300
8.3% Senior Notes due 2011	850		850
8.5% Senior Notes due 2021	450		450
9.125% Senior Notes due 2031	400		400
Unamortized debt discount	(6)		(6)
New long-term debt:
MAG Secured Credit Facility	—		300
7.625% Senior Secured Notes due 2008	[—	]	425

Members’ Equity:	3,134		3,134

Total Capitalization	$5,928		$5,928

THE EXCHANGE OFFER

General

      Upon the terms and conditions set forth in this Offering Circular, we are offering Noteholders the opportunity to exchange New Secured Notes for outstanding Existing Notes validly tendered and accepted as described below.

      This Offering Circular, together with the Letter of Transmittal, is being sent to all Noteholders as of June 2, 2003. The completion of the Exchange Offer is subject to certain conditions, any of which we may waive including that the Mirant Restructuring Transactions are consummated as well as our concurrent entry into the MAG Secured Credit Facility, as set forth under “— Conditions to the Completion of the Exchange Offer.” The Exchange Offer is not conditioned upon the exchange of a minimum principal amount at maturity of the Existing Notes.

      Existing Notes will be deemed to have been accepted as validly tendered if, as and when we have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for receiving tenders from the Noteholders and delivering the New Secured Notes to such holders.

      Holders of Existing Notes registered in the name of a broker, dealer, commercial bank, trust company or nominee are urged to contact such registered holder promptly and instruct such registered holder to tender on his or her behalf.

      We reserve our right to purchase or make offers for any Existing Notes that remain outstanding subsequent to the Expiration Date or to redeem the Existing Notes as a whole or in part and from time to time, as permitted by the Indentures, and to the extent permitted by applicable law, to purchase Existing Notes in the open market, in privately negotiated transactions or otherwise. Following completion of the Exchange Offer, the terms of any such purchases or subsequent offers could differ from the terms of the Exchange Offer including, among other things, the terms of the Collateral offered at such time.

      Holders that exchange Existing Notes for New Secured Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes associated with the receipt of the New Secured Notes upon completion of the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See “— Fees and Expenses” below.

      We will also pay any interest that is accrued and unpaid in respect of the Existing Notes through the Effective Date of the Exchange Offers to those holders who participate in the Exchange Offer.

Expiration Date; Extensions; Amendments

      The Expiration Date is 12:00 Midnight, New York City time on June 27, 2003, unless the Exchange Offer period is extended, in which case the Expiration Date will be the last date to which the Exchange Offer is extended. We may extend the Exchange Offer, in our sole discretion, for any purpose including, without limitation, to permit the satisfaction or waiver of all conditions to the Exchange Offer. If we make a material change to the terms of the Exchange Offer or if we waive a material condition of the Exchange Offer, we will extend the Exchange Offer to the extent required under the Exchange Act.

      To extend the Expiration Date, we will notify the Exchange Agent of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date and we will notify Noteholders, or cause them to be notified, as promptly as practicable thereafter. Such notification may state that we are extending the Exchange Offer for a specified period of time.

      We expressly reserve the right (i) to delay acceptance of any Existing Notes, to extend the Exchange Offer, or to terminate the Exchange Offer and not accept Existing Notes not previously accepted if any of the conditions set forth under “— Conditions to the Completion of the Exchange Offer” shall have not been waived or satisfied by us prior to the Expiration Date, and (ii) to amend at any time, or from time to time, the terms of the Exchange Offer. If we exercise any such right, we will give oral or written notice thereof to the

Exchange Agent as promptly as practicable. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the Noteholders of such amendment.

      The minimum period during which the Exchange Offer will remain open following material changes in the terms of such Exchange Offer or in the information concerning such Exchange Offer (other than a change in price or a change in percentage of Existing Notes sought) will depend upon the facts and circumstances of such change, including the relative materiality of the terms or information changes. With respect to any change in consideration for or percentage of Existing Notes sought, a minimum ten business day extension period will be made to allow for adequate dissemination of such change. If any of the terms of the Exchange Offer are amended in a manner we determined to constitute a material change adversely affecting any Noteholder of Existing Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform the Noteholders of such amendment and we will extend the Exchange Offer period for a time period which we, in our sole discretion, deem appropriate, depending upon the significance of the amendment and the manner of disclosure to Noteholders, if the Exchange Offer period would otherwise expire during such time period.

Release of Legal Claims by Tendering Holders of Existing Notes

      By tendering your Existing Notes in the Exchange Offer, you will be deemed to have released and waived any and all claims or causes of action of any kind whatsoever, whether known or unknown, that, directly or indirectly, arise out of, are based upon or are in any manner connected with your or your successors’ and assigns’ ownership or acquisition of the Existing Notes, including any related transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, including without limitation any approval or acceptance given or denied, which occurred, existed, was taken, permitted or begun prior to the date of such release, in each case, that you, your successors and your assigns have or may have had against (i) MAG, its subsidiaries, its affiliates and Mirant, and (ii) the directors, officers, employees, attorneys, accountants, advisors, agents and representatives, in each case whether current or former, of MAG, its subsidiaries, its affiliates and Mirant, whether those claims arise under federal or state securities laws or otherwise.

Procedures for Tendering Existing Notes in the Exchange Offer

      To tender your Existing Notes in the Exchange Offer, you must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal or a facsimile thereof, together with any other required documents, to the Exchange Agent prior to 12:00 p.m., New York City time, on the Expiration Date. By signing the Letter of Transmittal, you will be deemed to have made the representations and warranties contained therein in connection with your decision to participate in the Exchange Offer.

      In addition,

•	certificates of Existing Notes must be received by the Exchange Agent along with the Letter of Transmittal, or

•	a timely confirmation of a book-entry transfer of Existing Notes, if such procedure is available, into the Exchange Agent’s account at DTC, pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the expiration date with the Letter of Transmittal.

      The method of delivery of Existing Notes and Letter of Transmittal and all other required documents is at the election and risk of the Noteholder. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Existing Notes, Letters of Transmittal or other required documents should be sent to MAG. Delivery of all Existing Notes, Letters of Transmittal and other documents must be made to the Exchange Agent at its address set forth on the back cover of this Offering Circular. Noteholders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

      The tender by a Noteholder of Existing Notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the applicable Letter of Transmittal. Holders of Existing Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wish to tender are urged to contact such registered holder promptly and instruct such registered holder to tender on his or her behalf.

      Signatures on the Letter of Transmittal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act (each, an “Eligible Institution”) unless the Existing Notes tendered pursuant thereto are tendered (1) by a registered holder of Existing Notes who has not completed the table entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the applicable Letter of Transmittal or (2) for the account of an Eligible Institution.

      If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such Letter of Transmittal.

      All questions as to the validity, form, eligibility, time of receipt and acceptance of the tendered Existing Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Existing Notes not properly tendered or any Existing Notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Existing Notes. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within such time as we shall determine. None of us, the Exchange Agent, the Information Agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Existing Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Existing Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Existing Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned, at our expense, to such holder by the Exchange Agent, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

Acceptance of Existing Notes for Exchange; Delivery of New Secured Notes

      Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all validly tendered Existing Notes will be accepted, the New Secured Notes will be issued and the accrued interest on the Existing Notes will be paid promptly after the completion of the Exchange Offer. See “— Conditions to the Completion of the Exchange Offer.” For purposes of the Exchange Offer, Existing Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral or written notice thereof to the Exchange Agent. For each $1,000 principal amount outstanding of Existing Notes exchanged, the holder will receive New Secured Notes with an aggregate principal amount of $1,000, payable in the form of New Secured Notes, to be paid only with respect to Existing Notes validly tendered and accepted. The New Secured Notes will be issued only in denominations of $1,000 and integral multiples thereof.

      In all cases, issuances of New Secured Notes for Existing Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of:

•	certificates for such notes or a timely book-entry confirmation of such notes into the Exchange Agent’s account at DTC;

•	a properly completed and duly executed Letter of Transmittal; and

•	all other required documents.

      If any tendered Existing Notes are not accepted for any reason set forth under “— Conditions to the Completion of the Exchange Offer,” such unaccepted or such unexchanged Existing Notes will be returned without expense to the tendering holder thereof (if in certificated form) or credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the Exchange Offer.

Book-Entry Transfer

      The Exchange Agent will make a request to establish an account with respect to the Existing Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Offering Circular. Any financial institution that is a participant in DTC’s systems may make book-entry delivery of Existing Notes by causing DTC to transfer such Existing Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of Existing Notes may be effected through book-entry transfer at DTC, however, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at the address set forth on the back cover page of this Offering Circular on or prior to the Expiration Date. Delivery of a Letter of Transmittal to DTC will not constitute valid delivery to the Exchange Agent, and the tender will not be valid.

Exchanging Book-Entry Notes

      The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize DTC’s Automated Tender Offer Program (“ATOP”) procedures to tender Existing Notes.

      Any participant in DTC may make book-entry delivery of Existing Notes by causing DTC to transfer such Existing Notes into the Exchange Agent’s account in accordance with DTC’s ATOP procedures for transfer. However, the exchange for the Existing Notes so tendered will only be made after a book-entry confirmation of such book-entry transfer of such Existing Notes into the Exchange Agent’s account, and timely receipt by the Exchange Agent of an agent’s message and any other documents required by the Letter of Transmittal. The term “agent’s message” means a message, transmitted by DTC and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering Existing Notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce such agreement against such participant.

Conditions to the Completion of the Exchange Offer

      Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, we shall not be required to accept for exchange any Existing Notes, issue any New Secured Notes or make any payment for Existing Notes or accrued interest and we may terminate or amend the Exchange Offer if at any time prior to the consummation of the Exchange Offer, we determine, in our sole discretion, that any of the following conditions has not been satisfied, prior to or concurrently with such consummation of the Exchange Offer:

•	the consummation of the Mirant Restructuring Transactions;

•	our concurrent entry into the MAG Secured Credit Facility;

•	there shall not have occurred or be likely to occur any event affecting our business or financial affairs that would or might prohibit, prevent, restrict or delay consummation of the Mirant Restructuring Transactions, or the consummation of the MAG Restructuring Transactions, or that will, or is reasonably likely to, impair the contemplated benefits to us of the Exchange Offer, the Mirant Restructuring Transactions or the MAG Restructuring Transactions or that might be material to Noteholders in deciding whether to participate in the Exchange Offer;

•	there shall not have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offer or the exchange of Existing Notes pursuant to the Exchange Offer, by or before any court or governmental regulatory or administrative agency or authority, tribunal, domestic or foreign, which (i) challenges the making of the Exchange Offer or the Mirant Exchange Offers, the entry into the Mirant Secured Credit Facility, the MAG Secured Credit Facility, or the consummation of the Mirant Restructuring Transactions or the MAG Restructuring Transactions or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, any of the Mirant Restructuring Transactions or the MAG Restructuring Transactions or the consummation of the Mirant Restructuring Transactions or the MAG Restructuring Transactions or (ii) could materially adversely affect our business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects, or materially impair the contemplated benefits of the Mirant Restructuring Transactions or the MAG Restructuring Transactions, or the consummation of the Mirant Restructuring Transactions or the MAG Restructuring Transactions or that might be material to Noteholders in deciding whether to participate in the Exchange Offer.

      The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition (including any action or inaction by us) or may be waived by us, in whole or in part, at any time and from time to time, in our sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time by us.

Exchange Agent

      Deutsche Bank Trust Company Americas has been appointed as Exchange Agent for the Exchange Offer. Letters of Transmittal, notices of guaranteed delivery and all correspondence in connection with the Exchange Offer should be sent or delivered by each Noteholder or a beneficial owner’s broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at the addresses set forth on the back cover of this Offering Circular and in the Letter of Transmittal. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

Information Agent

      Innisfree M&A Incorporated has been appointed as Information Agent for the Exchange Offer, and will receive customary compensation for its services. We will also reimburse the Information Agent for its reasonable out-of-pocket expenses. Questions concerning tender procedures and requests for additional copies of this Offering Circular, the Letter of Transmittal or the notices of guaranteed delivery should be directed to the Information Agent at the address and telephone numbers as set forth on the back cover page of this Offering Circular. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the Exchange Offer.

Advisors

MAG Financial Advisor

      We have retained The Blackstone Group L.P. (“Blackstone”) as our financial advisor in connection with the MAG Restructuring Transactions. Blackstone will receive customary fees and indemnification for its services. Blackstone has not, however, been retained to and is not soliciting acceptances of the Exchange Offer or making any recommendation with respect thereto.

Credit Advisors and Agents

      An ad hoc committee of MAG bondholders has retained, and we are also paying the fees and expenses of, Houlihan Lokey Howard & Zukin Financial Advisors, Inc. as the ad hoc committee’s financial advisor and Cadwalder, Wickersham & Taft as its legal counsel with respect to the MAG Restructuring Transactions.

      We also expect to pay the reasonable fees and expenses of Ernst & Young Corporate Finance LLP for serving as financial advisor to the agent under the MAG Bank Debt.

Fees and Expenses

      We will pay the reasonable and customary fees and reasonable out-of-pocket expenses of the Exchange Agent, the New Secured Notes Trustee and the Information Agent, and legal, accounting, and related fees and expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in forwarding copies of this Offering Circular and related documents to the beneficial owners of the Existing Notes and in handling or forwarding tenders for exchange. We will not, however, make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer.

      Additionally, we will pay all transfer taxes, if any, applicable to the exchange of Existing Notes pursuant to the Exchange Offer. If, however, New Secured Notes are to be issued in the name of any person other than the registered holder of the Existing Notes exchanged therefor or if for Existing Notes that are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Existing Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the holder of the Existing Notes that are exchanged. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such holder of the Existing Notes that are exchanged.

Consequences of Failure to Exchange

      Completion of the Exchange Offer will have certain consequences Noteholders who do not exchange their Existing Notes for New Secured Notes, including, without limitation, that the trading market for unexchanged Existing Notes could become limited or nonexistent due to the reduction in the amount of the Existing Notes outstanding after completion of the Exchange Offer, which may adversely affect the market price and price volatility of such Existing Notes. See “Risk Factors — Consequences of Failure to Exchange.”

DESCRIPTION OF THE NEW SECURED NOTES

      We will issue the New Secured Notes under an Indenture (the “New Secured Notes Indenture”) between a trustee to be appointed by the Company (the “New Secured Notes Trustee”) and the Company. The terms of the New Secured Notes include, but are not limited to, those made part of the New Secured Notes Indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). Terms used in this description that are not defined herein have the meanings ascribed thereto in the New Secured Notes Indenture. In this description, the word “Company” refers only to Mirant Americas Generation, LLC and not to any of its subsidiaries.

      The following description is only a summary of the material provisions of the New Secured Notes Indenture. We urge you to read the New Secured Notes Indenture because they, not this description, defines your rights as holders of the New Secured Notes. You may request copies of the New Secured Notes Indenture at our address set forth under the heading “Where You Can Find More Information.”

New Secured Notes Versus Existing Notes

      The New Secured Notes are substantially identical to the Existing Notes, except for the following material differences:

•	the New Secured Notes will mature on July 15, 2008, compared to May 1, 2006 for the Existing Notes;

•	interest on the New Secured Notes will accrue at the annual rate of 7.625% and will be payable semiannually in arrears on June 15 and December 15, commencing on December 15, 2003;

•	our obligations under the New Secured Notes, subject to certain limitations, will be secured by the Collateral. The Collateral is expected to be shared equally and ratably with the lenders under the Mirant Secured Credit Facility, the lenders under the MAG Secured Credit Facility, the trustee under the indenture of the New Mirant Notes (for the benefit of the holders of New Mirant Notes), and holders of certain indebtedness that Mirant or MAG may enter into from time to time; and

•	the New Secured Notes Indenture contains certain additional covenants relating to the Collateral and the security agreements.

Principal, Maturity and Interest

      The Company may issue New Secured Notes with up to a maximum aggregate principal amount of $500 million. The Company will issue the New Secured Notes in denominations of $1,000 and any integral multiple of $1,000. The New Secured Notes will mature on July 15, 2008.

      Interest on the New Secured Notes will accrue at the annual rate of 7.625% and will be payable semiannually in arrears on June 15 and December 15, commencing on December 15, 2003. We will make each interest payment to the holders of record of the New Secured Notes on the immediately preceding June 1 and December 1. Interest on the New Secured Notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

      The Company may redeem, at its option, at any time or from time to time, all or a part of the New Secured Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the New Secured Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on

January 1 of the years indicated below, subject to the rights of holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage

2003	105.00%
2004	104.00%
2005	103.00%
2006	102.00%
2007	101.00%
2008	100.00%

Selection and Notice

      If less than all of the New Secured Notes are to be redeemed at any time, the trustee will select New Secured Notes for redemption as follows:

•	if the New Secured Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

•	if the New Secured Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the New Secured Notes Trustee deems fair and appropriate.

      No New Secured Notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of New Secured Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the New Secured Notes or a satisfaction and discharge of the New Secured Notes Indenture. Notices of redemption may not be conditional.

      If any New Secured Note is to be redeemed in part only, the notice of redemption that relates to that New Secured Note will state the portion of the principal amount of that New Secured Note that is to be redeemed. A new New Secured Note in principal amount equal to the unredeemed portion of the original New Secured Note will be issued in the name of the holder of New Secured Notes upon cancellation of the original New Secured Note. New Secured Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on New Secured Notes or portions of them called for redemption.

Ranking; Security

      The New Secured Notes will be senior to our existing and future subordinated indebtedness, effectively subordinated to the outstanding indebtedness and other liabilities of our Non-Grantor Subsidiaries, effectively senior, to the extent of the value of the Collateral, to our unsecured debt and the unsecured debt of our Grantor Subsidiaries and pari passu in right of payment with our other senior secured debt and the senior secured debt of our Grantor Subsidiaries. Any Existing Securities not tendered in the Exchange Offer will be effectively junior to the New Secured Notes to the extent of the value of the Collateral.

      The New Secured Notes will be secured by first priority liens granted by our Grantor Subsidiaries on the Collateral. The first priority liens will be shared equally and ratably with the other Secured Parties. See “Description of the Collateral and Intercreditor Arrangements.”

Covenants

      Except as otherwise set forth under “— Defeasance” below, for so long as any New Secured Notes remain outstanding or any amount remains unpaid on any of the New Secured Notes, the Company will comply with the terms of the covenants set forth below.

Payment of Principal and Interest

      The Company will duly and punctually pay the principal of and interest on the New Secured Notes in accordance with the terms of the New Secured Notes and the New Secured Notes Indenture.

Maintenance of Office or Agency

      The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency of a Paying Agent where the New Secured Notes may be paid and notices and demands to or upon the Company in respect of the New Secured Notes and the New Secured Notes Indenture may be served and, if New Secured Notes in certificated form have been issued, an office or agency of a Security Registrar where New Secured Notes may be surrendered for registration of transfer and exchange. The Company will give prompt written notice to the New Secured Notes Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any required office or agency or fails to furnish the New Secured Notes Trustee with the address thereof, all presentations, surrenders, notices and demands may be served at the office of the New Secured Notes Trustee.

Further Assurances

      The Company and the New Secured Notes Trustee will execute and deliver all such documents, instruments and agreements and do all such other acts and things as may be reasonably required to enable the New Secured Notes Trustee to exercise and enforce its rights under the New Secured Notes Indenture and under the documents, instruments and agreements required under the New Secured Notes Indenture and to carry out the intent of the New Secured Notes Indenture.

Consolidation, Merger, Conveyance, Sale or Lease

      Nothing contained in the New Secured Notes Indenture shall prevent the Company from consolidating with or merging into another corporation or conveying, transferring or leasing its properties and assets substantially as an entirety to any person, provided that (a) the successor entity assumes the Company’s applicable obligations on the New Secured Notes and (b) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

Limitation on Liens

      Nothing contained in the New Secured Notes Indenture in any way restricts or prevents the Company or any subsidiary of the Company from incurring any indebtedness; provided that the Company shall not issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness, in each case for money borrowed (“Debt”), secured by a mortgage, lien, pledge, security interest or other encumbrance (“Lien”) upon any non-cash assets of the Company; provided, however, that the term Lien shall not mean any easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, leases, subleases, licenses, sublicenses, restrictions on the use of property or defects in the title thereto. The foregoing restriction on Liens will not, however, apply to (collectively, “Permitted Liens”):

(a) Liens in existence on the date of original issue of the New Secured Notes;

(b) (i) any Lien created or arising over any property which is acquired, constructed or created by the Company, but only if (A) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto or a guarantee given in respect thereof, (B) such Lien is created or arises on or before 90 days after the completion of such acquisition, construction or creation and (C) such Lien is confined solely to the property so acquired, constructed or created; or (ii) any Lien to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the Lien relates to a property (including, without limitation, shares or other rights of ownership in the entity(ies) which own such property or project)

involved in such project and acquired by the Company after the date of original issue of the New Secured Notes and the recourse of the creditors in respect of such indebtedness is limited to any or all of such project and property (including as aforesaid);

(c) any Lien securing amounts not more than 90 days overdue or otherwise being contested in good faith;

(d) (i) rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for the benefit of the Company or in connection with the issuance of letters of credit for the benefit of the Company; (ii) any Lien securing indebtedness of the Company for borrowed money incurred in connection with the financing of accounts receivable; (iii) any Lien incurred or deposits made in the ordinary course of business, including, but not limited to, (A) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Liens and (B) any Liens securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security; (iv) any Lien upon specific items of inventory or other goods and proceeds of the Company securing obligations of the Company in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods; (v) any Lien incurred or deposits made securing the performance of tenders, bids, leases, trade contracts (other than for borrowed money), statutory obligations, surety bonds, appeal bonds, government contracts, performance bonds, return-of-money bonds and other obligations of like nature incurred in the ordinary course of business: (iv) any Lien created by the Company under or in connection with or arising out of any pooling and settlement agreements or pooling and settlement arrangements of the electricity industry or any transactions or arrangements entered into in connection with the hedging or management of risks relating to the electricity industry; (vii) any Lien constituted by a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations incurred in respect of the hedging or management of risks under transactions involving any currency or interest rate swap, cap or collar arrangements, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind; (viii) any Lien arising out of title retention or like provisions in connection with the purchase of goods and equipment in the ordinary course of business; and (ix) any Lien securing reimbursement obligations under letters of credit, guaranties and other forms of credit enhancement given in connection with the purchase of goods and equipment in the ordinary course of business;

(e) Liens in favor of the Company;

(f) (i) Liens on any property or assets acquired from a corporation which is merged with or into the Company, or any Liens on the property or assets of any corporation or other entity existing at the time such corporation or other entity becomes a subsidiary of the Company and, in either such case, is not created in anticipation of any such transaction (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such corporation); and (ii) any Lien on any property or assets existing at the time of acquisition thereof and which is not created in anticipation of such acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets);

(g) Liens required by any contract or statute in order to permit the Company to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure partial, progress, advance or any other payments by the Company to such governmental unit pursuant to the provisions of any contract or statute; (ii) any Lien securing industrial revenue, development or similar bonds issued by or for the benefit of the Company, provided that such industrial revenue, development or similar bonds are nonrecourse to the Company; and (iii) any Lien securing taxes or assessments or other applicable governmental charges or levies;

(h) (i) any Lien which arises pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings and any Lien which secures the reimbursement obligation for any bond obtained in connection with an appeal taken in any court proceeding, so long as the execution or other enforcement of such Lien arising pursuant to such legal process is effectively stayed and the claims secured thereby are being contested in good faith and, if appropriate, by appropriate legal proceedings, or any Lien in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs and/or expenses; or (ii) any Lien arising by operation of law or by order of a court or tribunal or any Lien arising by an agreement of similar effect, including, without limitation, judgment Liens; or

(i) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses, for amounts not exceeding the principal amount of the Debt secured by the Lien so extended, renewed or replaced, provided that such extension, renewal or replacement Lien is limited to all or a part of the same property or assets that were covered by the Lien extended, renewed or replaced (plus improvements on such property).

      Notwithstanding the foregoing, the Company may create or permit to subsist Liens over any property, shares and/or stock so long as the aggregate amount of Debt secured by all such Liens (excluding therefrom the amount of Debt secured by Liens set forth in clauses (a) through (i), inclusive, above) does not exceed 10% of the consolidated net tangible assets of the Company and its subsidiaries on a consolidated basis.

      Consolidated Net Tangible Assets is defined in the New Secured Notes Indenture as the total of all assets (including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise) appearing on a consolidated balance sheet of the Company, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets (which term shall not be construed to include such revaluations), less the aggregate of the consolidated current liabilities of the Company appearing on such balance sheet.

Restrictions on Impairment of Security Interest

      Neither the Company nor any subsidiary of the Company is permitted to take or omit to take any action that would materially impair the security interest with respect to the Collateral for the benefit of the New Secured Notes Trustee and the holders of the New Secured Notes, and neither the Company nor any subsidiary is permitted to grant to any person other than the other Secured Parties, any interest whatsoever in any of the Collateral; provided, however, that the Company and such subsidiaries may take any such actions and grant any such interests for the benefit of the other beneficiaries to the extent permitted under the Intercreditor Agreement (as defined below).

Restrictions on Amendments to Security Agreement

      Neither the Company nor any subsidiary of the Company is permitted to amend, waive or otherwise modify, or permit or consent to any amendment, waiver or other modification of the security agreement in any way that would be adverse to the holders of the New Secured Notes. Notwithstanding the foregoing, the security agreements may be amended, waived or otherwise modified in accordance with the terms of the Intercreditor Agreement.

Events of Default

      An Event of Default with respect to the New Secured Notes is defined in the New Secured Notes Indenture as being:

(a) default for 30 days in payment of any interest on the New Secured Notes;

(b) default in payment of principal of the New Secured Notes;

(c) material default in the performance, or material breach, of any covenant or obligation of the Company in the New Secured Notes Indenture and continuance of such material default or breach for a period of 60 days after written notice is given to the Company by the New Secured Notes Trustee or to the Company and the New Secured Notes Trustee by the Holders of at least 66 2/3% in aggregate principal amount of the New Secured Notes;

(d) default in the payment of the principal of any bond, debenture, note or other evidence of indebtedness, in each case for money borrowed, or in the payment of principal under any mortgage, indenture, fiscal agency agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed, of the Company which default for payment of principal is in an aggregate principal amount exceeding $50,000,000 (or its equivalent in any other currency or currencies) when such indebtedness becomes due and payable (whether at maturity, upon redemption or acceleration or otherwise), if such default shall continue unremedied or unwaived for more than 30 Business Days and the time for payment of such amount has not been expressly extended; and

(e) the failure of the Company generally to pay its debts as they become due, or the admission in writing of its inability to pay its debts generally, or the making of a general assignment for the benefit of its creditors, or the institution of any proceeding by or against the Company (other than any such proceeding brought against the Company that is dismissed within 180 days from the commencement thereof) seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition (in each case, other than a solvent liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition) of it or its debts under any law relating to bankruptcy, insolvency, reorganization, moratorium or relief of debtors, or seeking the entry of an order for relief or appointment of an administrator, receiver, fiscal agent, intervenor or other similar official for it or for any substantial part of its property, or the taking of any action by the Company to authorize any of the actions set forth in this subparagraph (e).

      If an Event of Default with respect to the New Secured Notes shall occur and be continuing, either the New Secured Notes Trustee or the holders of at least 33 1/3% in aggregate principal amount of the New Secured Notes may declare the principal amount of the New Secured Notes, and any interest accrued thereon, to be due and payable immediately. At any time after such declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained, if all Events of Default have been cured (other than the nonpayment of principal of the New Secured Notes which has become due solely by reason of such declaration of acceleration) then such declaration of acceleration shall be automatically annulled and rescinded.

      No Holder of the New Secured Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the New Secured Notes Indenture, or for the appointment of a receiver or New Secured Notes Trustee, or for any other remedy thereunder, unless (i) such Holder has previously given written notice to the New Secured Notes Trustee of a continuing Event of Default with respect to the New Secured Notes; (ii) the Holders of not less than 33 1/3% in principal amount of the New Secured Notes shall have made written request to the New Secured Notes Trustee to institute proceedings in respect of such Event of Default in its own name as New Secured Notes Trustee; (iii) such Holder or Holders have offered the New Secured Notes Trustee indemnity satisfactory to the New Secured Notes Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the New Secured Notes Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (v) no instructions inconsistent with such written request has been given to the New Secured Notes Trustee during such 60 day period by the Holders of a majority in principal amount of the outstanding New Secured Notes.

Defeasance

      The Company, at its option, (a) will be discharged from any and all obligations in respect of the New Secured Notes (except in each case for the obligations to register the transfer or exchange of such New Secured Notes, replace stolen, lost or mutilated New Secured Notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain covenants of the New Secured Notes Indenture with respect to the New Secured Notes described under “— Consolidation, Merger, Conveyance, Sale or Lease”, and “Limitation on Liens” in each case, if the Company irrevocably deposits with the New Secured Notes Trustee, in trust, (i) money or (ii) (A) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount, or (B) a combination thereof, in each case sufficient to pay and discharge the principal and interest on the outstanding New Secured Notes on the dates such payments are due in accordance with the terms of such New Secured Notes (or if the Company has designated a redemption date pursuant to the final sentence of this paragraph, to and including the redemption date so designated by the Company), and no Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) with respect to the New Secured Notes shall have occurred and be continuing on the date of such deposit. To exercise any such option, the Company is required to deliver to the New Secured Notes Trustee (x) an opinion of counsel (who may be counsel to the Company) to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, which in the case of (a) must be based on a change in law or a ruling by the U.S. Internal Revenue Service, and (y) an Officers’ Certificate as to compliance with all conditions precedent provided for in the New Secured Notes Indenture relating to the satisfaction and discharge of the New Secured Notes. If the Company shall wish to deposit or cause to be deposited money or U.S. Government Obligations to pay or discharge the principal of and interest, if any, on the outstanding New Secured Notes to and including the Redemption Date on which all of the outstanding New Secured Notes are to be redeemed, such Redemption Date shall be irrevocably designated by a Board Resolution delivered to the New Secured Notes Trustee on or prior to the date of deposit of such money or U.S. Government Obligations, and such Board Resolution shall be accompanied by an irrevocable Company Request that the New Secured Notes Trustee give notice of such redemption in the name and at the expense of the Company not less than 15 nor more than 30 days prior to such Redemption Date in accordance with the New Secured Notes Indenture.

Modification of the New Secured Notes Indenture and the Security Agreement

      Except for modifications which do not adversely affect the rights of any holder of New Secured Notes, the New Secured Notes Indenture, and the security agreement, the rights of the holders of New Secured Notes may be modified by the Company only with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding New Secured Notes but no modification altering the terms of payment of principal or interest, changing the place or medium of payment of principal or interest, impairing the rights of holders to institute suit for payment, reducing the percentage required for modification in a manner adverse to the holders of New Secured Notes, releasing the security interest granted in favor of the holders of the New Secured Notes in the Collateral other than pursuant to the terms of the security agreements, make any change in the security agreements or any provision of the New Secured Notes Indenture relating to the Collateral that would adversely affect the holders of the New Secured Notes other than pursuant to the terms of the security agreements, or reduce the price payable upon the redemption of any New Secured Notes or change the time at which any New Secured Notes may be redeemed, as described under “— Optional Redemption,” will be effective against any holder without his, her, or its consent.

Book-Entry, Delivery and Form

      We will initially issue the New Secured Notes in the form of one or more global notes (the “Global Notes”). The Global Notes will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to DTC or a nominee of DTC. You may hold your beneficial interests in a Global Note directly through DTC if you have an account with DTC or indirectly through organizations which have accounts with DTC.

      DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and “a clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

      The Company expects that pursuant to procedures established by DTC, upon the deposit of a Global Note with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of New Secured Notes represented by such Global Note to the accounts of participants. Ownership of beneficial interests in a Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in a Global Note.

      So long as DTC, or its nominee, is the registered holder and owner of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of any related Notes evidenced by the Global Notes for all purposes of such New Secured Notes and the New Secured Notes Indenture. Except as set forth below, as an owner of a beneficial interest in a Global Note, you will not be entitled to have the New Secured Notes represented by such Global Note registered in your name, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered to be the owner or holder of any Notes under such Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      We will make payments of principal of, premium, if any, and interest on New Secured Notes represented by the Global Notes registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Notes.

      We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on a Global Note will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in a Global Note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the record relating to, or payments made on account of, beneficial ownership interests in the Global Notes for any New Secured Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for other aspects of the relationship between the DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in a Global Note owning through such participants.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the New Secured Notes Trustee nor the Company will have any responsibility or liability for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

      A Global Note is exchangeable for New Secured Notes in registered certificated form if (i) DTC notifies the Company that it is unwilling or unable to continue as clearing agency for the Global Note or has ceased to be a clearing agency registered under the Exchange Act and the Company thereupon fails to appoint a successor clearing agency within 90 days, (ii) the Company in its sole discretion elects to cause the issuance of definitive certificated New Secured Notes or (iii) there has occurred and is continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the New Secured Notes. In addition, beneficial interests in a Global Note may be exchanged for certificated New Secured Notes upon request but only upon at least 20 days, prior written notice given to the New Secured Notes Trustee by or on behalf of DTC in accordance with customary procedures. In all cases certificated New Secured Notes delivered in exchange for any Global Note or beneficial interest therein will be registered in the names, and issued in the authorized denominations requested by or on behalf of, the clearing agency (in accordance with its customary procedures).

Same-Day Payment

      The New Secured Notes Indenture requires us to make payments in respect of the applicable New Secured Notes (including principal, premium and interest) by wire transfer of immediately available funds to the U.S. dollar accounts with banks in the U.S. specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address.

Concerning the New Secured Notes Trustee

      The Company will, prior to consummation of the Exchange Offers, appoint the New Secured Notes Trustee which shall be eligible for trusteeship under Section 310 of the Trust Indenture Act to act as New Secured Notes Trustee under the New Secured Notes Indenture and as initial Security Registrar and Paying Agent with regard to the New Secured Notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under the New Secured Notes or the New Secured Notes Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the New Secured Notes by accepting a New Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Secured Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

      The New Secured Notes Indenture and the New Secured Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Restructured Credit Facilities

      This Exchange Offer is subject to Mirant’s concurrent entry into the Mirant Secured Credit Facility and MAG’s concurrent entry into the MAG Secured Credit Facility. The Restructured Credit Facilities will be secured by a first priority security interest in the Collateral, which will be shared equally and ratably with the other Secured Parties as set forth in the Intercreditor Agreement. See “Description of the Collateral and Intercreditor Arrangements.”

      The Mirant Secured Credit Facility is expected consist of a $2.05 billion term loan and a $1.1 billion revolving letter of credit and working capital facility, both of which will mature on the fifth anniversary of the closing date. The MAG Secured Credit Facility is expected consist of a $300 million term loan. Proceeds from the term loans under the Restructured Credit Facilities will be used to repay loans outstanding under the Mirant Bank Debt, the MAG Bank Debt, the Turbine Facility and the Commodity Prepay Facility.

      Interest on the outstanding loans under the Restructured Credit Facilities is expected to accrue at a rate per annum equal to LIBOR plus 4%; provided that if on or prior to the third anniversary of the closing date the aggregate outstanding principal amount of the Restructured Credit Facilities are not repaid or reduced by $300 million, interest on the outstanding loans under the Restructured Credit Facilities is expected to accrue at a rate per annum equal to LIBOR plus 4.5%. The letter of credit fee is expected to be equal to 4%; provided that if on or prior to the third anniversary of the closing date the aggregate outstanding principal amount of the Restructured Credit Facilities are not repaid or reduced by $300 million, the letter of credit fee is expected to be equal to 4.5%. An upfront fee of 1% is expected to be paid on the closing date to each lender under the Restructured Credit Facilities on such lender’s outstanding and unused commitments under the Restructured Credit Facilities. An additional fee of 1% is expected to be paid on the third anniversary of the closing date to each lender under the Restructured Credit Facilities on such lender’s outstanding and unused commitments under the Restructured Credit Facilities on such date if on or prior to the third anniversary of the closing date the aggregate outstanding principal amount of the Restructured Credit Facilities are not repaid or reduced by $300 million. An unused commitment fee of 50 basis points per annum is expected to be paid on the unused portion of each lender’s share of Mirant’s revolving letter of credit and working capital facility.

      The Restructured Credit Facilities contain representations and warranties and affirmative and negative covenants that are usual and customary for restructuring transactions of this type. These representations, warranties and covenants will be more restrictive than those pertaining to our and Mirant’s currently outstanding debt. In particular, the Restructured Credit Facilities will include, without limitation, restrictions on our ability to incur liens and debt, enter into sale/leaseback transactions, pay dividends or repurchase shares of capital stock, make loans, investments or capital expenditures, prepay, redeem or repurchase debt, enter into mergers, consolidations, acquisitions or joint ventures, sell assets, acquire facilities or other businesses, change the nature of our business, amend organizational documents, debt documents and other material agreements and enter into certain speculative transactions relating to Mirant’s trading business. The Restructured Credit Facilities will also include financial covenants requiring the maintenance of a minimum interest coverage ratio and a maximum leverage ratio.

      The outstanding loans under the Restructured Credit Facilities are expected to be subject to mandatory prepayments in the following amounts: (i) 100% of net cash proceeds of all asset sales or other dispositions of property of Mirant or any of its subsidiaries in excess of $561 million, (ii) 100% of net cash proceeds of insurance proceeds to the extent such insurance proceeds were not used to restore or replace the assets which suffered the casualty, (iii) 100% of net cash proceeds from issuance of any additional indebtedness by Mirant or any of its subsidiaries (other than refinancing existing indebtedness, project finance indebtedness or purchase money indebtedness) or 50% of net cash proceeds from any issuance of equity by Mirant, other than any such proceeds used to retire certain existing capital markets debt of Mirant and MAG. Proceeds from such mandatory prepayments will be applied to repay on a pro rata basis the term loans outstanding under the Restructured Credit Facilities; provided that prepayments from net cash proceeds of asset sales or other dispositions of property of Mirant or any of its subsidiaries in excess of $561 million will be applied first to repay outstanding term loans under the MAG Secured Credit Facility and second to repay outstanding term loans under the Mirant Secured Credit Facility.

      The Restructured Credit Facilities contain events of default usual for restructuring transactions of this type, including, without limitation, payment defaults, incorrect representations and warranties, breach of covenants, payment default and cross-acceleration, bankruptcy and failure of the security documents to be in full force and effect.

      For more information regarding the terms of the Restructured Credit Facilities, please see the Summary of Principal Terms and Conditions Senior Secured Restructured Credit Facilities attached hereto as Annex A.

MAG Debt Securities

Indenture, dated as of May 1, 2001, with Bankers Trust Company, as trustee

      Pursuant to an indenture dated as of May 1, 2001 (as supplemented, the “May 2001 Indenture”), between Mirant Americas Generation, LLC (formerly known as Mirant Americas Generation, Inc.), as issuer and Bankers Trust Company, as trustee, we provided for the issuance from time to time of senior notes in one or more series. Pursuant to the May 2001 Indenture, we issued five series of our notes: (a) the Existing Notes subject to this Exchange Offer; (b) 8.3% Senior Notes due 2011 (the “8.3% Senior Notes”) issued in principal amount of $850 million; (c) 9.125% Senior Notes due 2031 (the “9.125% Senior Notes”) issued in principal amount of $400 million; (d) 7.2% Senior Notes due 2008 (the “7.2% Senior Notes”) issued in principal amount of $300 million; and (e) 8.5% Senior Notes due 2021 (the 8.5% Senior Notes”) issued in principal amount of $450 million.

      The Existing Notes exchanged for the New Secured Notes pursuant to the terms of the Exchange Offer will no longer be governed by the May 2001 Indenture; instead, the New Secured Notes will be governed by the New Secured Notes Indenture. The 8.3% Senior Notes, the 9.125% Senior Notes, the 7.2% Senior Notes, and the 8.5% Senior Notes will not be directly affected by the Exchange Offer and will continue to be governed by the May 2001 Indenture.

Mirant Debt Securities

Fiscal Agency Agreement, dated as of July 26, 1999, with Bankers Trust Company, as fiscal agent

      Pursuant to the Fiscal Agency Agreement, dated as of July 26, 1999 (as supplemented, the “Fiscal Agency Agreement”), between Mirant Corporation (formerly known as Southern Energy, Inc.), as issuer and Deutsche Bank Trust Company Americas (as successor in interest to Bankers Trust Company), as trustee, Mirant issued two series of senior notes: (i) the 7.4% Senior Notes due 2004 (the “Senior Notes”) Senior Notes, of which $200 million in principal amount is currently outstanding, which are subject to the Mirant Exchange Offer; and (ii) its 7.9% Senior Notes Due 2009 (the “7.9% Notes”), of which $500 million in principal amount is currently outstanding.

      The Senior Notes exchanged for the New Mirant Notes pursuant to the terms of the Mirant Exchange Offer will not be governed by the Fiscal Agency Agreement; instead, the New Secured Notes will be governed by a new indenture to be entered into between Mirant and a trustee to be appointed by Mirant. The 7.9% Notes will not be affected by the Mirant Exchange Offer and will continue to be governed by the Fiscal Agency Agreement.

Indenture, dated as of October 1, 2000, with Bankers Trust Company, as trustee

      Pursuant to an indenture, dated as of October 1, 2000 (as supplemented, the “October 2000 Indenture”) between Mirant Corporation (formerly known as Southern Energy, Inc.), as issuer and Deutsche Bank Trust Company Americas (as successor in interest to Bankers Trust Company), as trustee, Mirant issued $355,670,150 aggregate principal amount of 6 1/4% Series A Junior Convertible Subordinated Notes due 2030 (the “6 1/4% Junior Convertible Subordinated Notes”) to Mirant Trust I (formerly known as SEI Trust I), a Delaware business trust. The 6 1/4% Junior Convertible Subordinated Notes are the sole assets of Mirant

Trust I (the “Trust Property”). On October 2, 2000, Mirant Trust I issued an aggregate amount of 6,900,000 preferred securities having an aggregate liquidation preference of $345 million (the “Trust Preferred Securities”), representing undivided beneficial ownership interests in the Trust Property, of which $345 million in principal amount is currently outstanding.

      The 6 1/4% Junior Convertible Subordinated Notes and the Trust Preferred Securities will not be affected by the Mirant Exchange Offers and will continue to be governed by the October 2000 Indenture and the amended and restated trust agreement of Mirant Trust I, respectively.

Indenture, dated as of May 31, 2001, with Bankers Trust Company, as trustee

      Pursuant to an indenture dated as of May 31, 2001 (the “May 2001 Indenture”), between Mirant, as issuer, and Deutsche Bank Trust Company Americas (as successor in interest to Bankers Trust Company), as trustee, Mirant issued its Convertible Debentures. Mirant currently has $750 million in principal amount of the Convertible Debentures outstanding.

      Of the $750 million, approximately $400 million in principal amount of the Convertible Debentures are held as the underlying trust assets of the TIERS Fixed Rate Certificates Trust Series 2001-14 formed pursuant to the Base Trust Agreement, dated as of December 15, 2000, between Structured Products Corp., an indirect wholly-owned subsidiary and affiliate of Salomon Smith Barney Inc., as depositor, and U.S. Bank Trust National Association, as trustee, as supplemented by the Series MIR 2001-14 Supplement, dated as of June 18, 2001. Mirant has no relationship with Structured Products Corp. On June 18, 2001, Structured Products Corp. issued TIERS Fixed Rate Certificates, which represent beneficial interests in the underlying trust assets. The TIERS Certificates mature on June 15, 2004.

      The remaining $350 million in principal amount of the Convertible Debentures are the subject of the Mirant Exchange Offer.

      The Convertible Debentures exchanged for New Secured Notes pursuant to the terms of the Convertible Debentures Exchange Offer will not be governed by the May 2001 Indenture; instead, the New Secured Notes will be governed by the New Secured Notes Indenture.

Indenture dated as of July 8, 2002, with Deutsche Bank Trust Company Americas, as trustee

      Pursuant to an indenture dated as of July 8, 2002 (the “July 2002 Indenture”) between Deutsche Bank Trust Company Americas, as trustee and Mirant, as issuer, Mirant issued its 5.75% Convertible Senior Notes due 2007 (the “Convertible Notes”). Mirant currently has $370 million in principal amount of the Convertible Notes outstanding.

      The Convertible Notes will not be affected by the Mirant Exchange Offers and will continue to be governed by the July 2002 Indenture.

Mirant Americas Development Capital, LLC — Domestic Turbine Lease Facility

      Mirant Americas Development Capital, LLC (“MADC”) is party to a warehouse operating lease facility (the “Turbine Facility”). The Turbine Facility initially consisted of a $700 million “true-funding” tranche and a $1.1 billion “treasury-backed” tranche. Pursuant to the transaction, a trust (the “Lessor”) was established for the purpose of owning certain gas turbines, steam turbines, heat recovery generators and other equipment (the “Equipment”). The Turbine Facility provides that MADC may from time to time purchase the Equipment from the trust by making certain termination payments or upon completion of Equipment the Lessor will lease the Equipment to MADC under a master triple-net lease (the “Lease”). The transaction was structured to provide that Equipment would be added to the Lease on the date of its completion and delivery, and the lease term with respect to such Equipment would commence on such date and would expire 7 1/2 years from the closing. The Lease is intended to qualify as an operating lease for MADC under SFAS No. 13, as amended (including relevant FASB Technical Bulletins and Emerging Issues Task Force Issues).

      The Turbine Lease provided for the Lessor to fund the acquisition of the Equipment (i) by issuing Series A1 and A2 Notes (collectively, the “A-Notes”) and Series B1 and B2 Notes (collectively, the “B-Notes”) and (ii) by issuing Series C1 and C2 certificates (collectively, the “Certificates”) in respect of the investments in the Lessor (in an amount equal to approximately 3% of Equipment cost). The $700 million anticipated maximum draw is funded with Series A1 and B1 Notes and C1 Certificates. Series A2 Notes, Series B2 Notes and C2 Certificates were to be issued for all draws in excess of $700 million, to a maximum of $1.1 billion, and were to be collateralized by a posting of collateral in an amount of 105% of amounts outstanding thereunder in the form of cash or short-term United States treasury securities acceptable to the lessor and the holders thereof as and when drawn. The commitment to fund the “true-funding” tranche was reduced to $500 million on December 30, 2002 and further reduced to $231 million on May 29, 2003. The commitment to fund the “treasury-backed” tranche was terminated on April 18, 2003. The amounts outstanding under the Series A1 Notes, the Series B2 Notes and the Series C2 certificates were $221 million at April 18, 2003, of which approximately $198 million was recourse to Mirant pursuant to its guarantee of certain obligations of MADC. The covenants under such guarantee are substantially the same as the corresponding covenants under our credit facilities. In addition, the participation agreement for the lease includes events of default related to us as guarantor that are substantially the same as the corresponding events of default in Mirant’s credit facilities. The obligations under the guarantee are unsecured and exclusive obligations.

Mirant Americas Energy Marketing, LP — Commodity Prepay Facility

      MAEM and Scarlett Resource Merchant LLC, a Delaware limited liability company (“Scarlett”) entered into an agreement for the forward sale of natural gas. Pursuant to the agreement, MAEM received a prepayment of approximately $219 million in October 2001 in exchange for a series of cash payments based on the value of a set quantity of natural gas based on the market prices for natural gas at the time such payments are made (10% of the quantity in each of October 2002 and October 2003 and 80% for October 2004). Simultaneously with entering into the forward sale transaction, MAEM entered into a natural gas swap with HVB Risk Management Products Inc. (“HVB”) to fix the price of the natural gas on which the payments to Scarlett would be based, so that under the two transactions together, MAEM would make net payments of $25 million in each of October 2002 and October 2003 and $200 million in October 2004. The two facilities are collectively referred to as the “Commodity Prepay Facility.”

      Mirant has absolutely and unconditionally guaranteed the full and prompt payment and performance of all obligations, including indemnities, of MAEM under the transaction documents.

DESCRIPTION OF THE COLLATERAL AND INTERCREDITOR ARRANGEMENTS

      The following summary of Mirant and MAG’s collateral and intercreditor arrangements is subject to and qualified in its entirety by reference to the detailed provisions of the security agreement, the intercreditor agreement and the other agreements relating to the collateral. We urge you to read those agreements and the indenture governing the New Secured Notes because they, and not this description, define your rights as holder of New Secured Notes. Copies of such agreements are available upon request to us.

Collateral

      The Collateral will consist of the following (i) all equity interests and indebtedness owned directly by any of the Grantor Subsidiaries (which pledge, in the case of voting equity interests issued by any first tier foreign subsidiary, will be limited to 65% of such voting equity interests), and (ii) substantially all other tangible and certain intangible assets of each Grantor Subsidiary, including, without limitation, all real property rights (including leaseholds), accounts receivable, inventory, contract rights, equipment, intellectual property, general intangibles, investment property, cash and bank accounts and all proceeds and products of the foregoing unless, in the case of any Grantor Subsidiary, the creation or enforcement of such lien would (x) violate or cause a default under any applicable law or any contractual restriction or (y) require the consent of any third party. In addition, neither account control agreements nor foreign intellectual property filings will be required. Each Grantor Subsidiary will use commercially reasonable efforts to pledge 65% of voting equity interests issued by any first tier foreign subsidiary of such Grantor Subsidiary prior to the Closing Date (as defined in Annex A). In the event any Grantor Subsidiary ceases to be a subsidiary of Mirant as a result of transactions permitted by the Mirant Secured Credit Facility and the MAG Secured Credit Facility, any security interests granted by such Grantor Subsidiary will be automatically released.

      Pursuant to the security agreement to be entered into by the Grantor Subsidiaries in favor of the Collateral Agent, the Grantor Subsidiaries will grant a security interest in the Collateral (other than the real property) to secure (x) the obligations of Mirant under the New Mirant Notes and the obligations of MAG under the New Secured Notes and (y) the obligations of such Grantor Subsidiaries under their respective secured guaranty of the Mirant Secured Credit Facility and the MAG Secured Credit Facility. The Collateral Agent will be permitted to take enforcement action pursuant to the security agreement only in accordance with the terms of the Intercreditor Agreement.

      Pursuant to the mortgages to be entered into by certain Grantor Subsidiaries in favor of the Collateral Agent, the Grantor Subsidiaries will grant a security interest in certain real property to secure (x) the obligations of Mirant under the New Mirant Notes and the obligations of MAG under the New Secured Notes and (y) the obligations of such Grantor Subsidiary under their respective secured guaranty of the Mirant Secured Credit Facility and the MAG Secured Credit Facility. The Collateral Agent will be permitted to take enforcement action pursuant to the mortgages only in accordance with the terms of the Intercreditor Agreement.

Intercreditor Agreement

      The Collateral will be shared among the Secured Parties as provided in an Intercreditor Agreement to be entered into among the New Secured Notes Trustee, the trustee under the New Mirant Notes, the administrative agent under the Mirant Secured Credit Facility, the Administrative Agent under the MAG Secured Credit Facility, any future agent or trustee under certain indebtedness that Mirant or MAG may enter into from time to time (the foregoing are collectively referred to as the “Secured Parties”), the Collateral Agent, Mirant and MAG. The Intercreditor Agreement will govern (i) the appointment of a collateral agent as agent for each of the Secured Parties (the “Collateral Agent”), (ii) the preservation and administration of the Collateral by the Collateral Agent, (iii) the disposition of Collateral and application of Collateral proceeds upon acceleration and foreclosure and (iv) the application of Collateral proceeds upon the occurrence of asset sales and casualty events.

      The exercise of remedies following the occurrence of an event of default under the New Secured Notes, the New Mirant Notes, the Mirant Secured Credit Facility, the MAG Secured Credit Facility and certain future debt facilities will be governed by the provisions of the Intercreditor Agreement (such event, a “Default Event”). The Collateral Agent shall provide written notice to Mirant or MAG, as applicable, of the occurrence of a Default Event. If a Default Event shall have occurred and be continuing and Mirant or MAG, as applicable, has been notified by the Collateral Agent of the existence of such Default Event, the Collateral Agent, upon the written request of the Required Lenders, shall be authorized to take any and all actions and to exercise any and all rights, remedies and options available to it under the security documents; provided that upon the occurrence of a Default Event involving the bankruptcy or insolvency of Mirant or MAG, the Collateral Agent will automatically be authorized to take such actions and exercise such rights, remedies and options available to it under the security documents without the written request of the Required Lenders. The Required Lenders will consist of Secured Parties holding at least a majority of the combined exposure of the Secured Parties.

      Upon a foreclosure or other exercise of remedies following a Default Event, the proceeds of any sale, disposition or other realization upon all or any portion of the Collateral will be distributed in the following order of priority: (i) first, to the payment of the reasonable and documented out-of-pocket costs and expenses of such sale, disposition or other realization of the Collateral incurred by the Collateral Agent in connection therewith, (ii) second, to the payment of the lenders under the MAG Secured Credit Facility in an amount equal to all unpaid amounts then due and payable under the MAG Secured Credit Facility, (iii) third, to the other Secured Parties, ratably, in an amount equal to all unpaid amounts then due and payable in respect of outstanding secured obligations, and (iv) fourth, to the applicable Grantor Subsidiary or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, to the extent of any surplus remaining after giving effect to clauses (i) through (iii) immediately above.

      We expect that net cash proceeds from asset sales in excess of $561 million shall be distributed in the following order of priority: (i) first, to the payment of the lenders under the MAG Secured Credit Facility an amount equal to all unpaid amounts then due and payable under the MAG Secured Credit Facility, (ii) second, to the payment of the lenders under the Mirant Secured Credit Facility an amount equal to all unpaid amounts then due and payable under the Mirant Secured Credit Facility, and (iii) third, to the applicable Grantor Subsidiary. We expect that net cash proceeds from a casualty event that are not applied to restore or replace the assets which suffered the casualty shall be applied to repay on a pro rata basis, the term loans outstanding under the MAG Secured Credit Facility and the Mirant Secured Facility.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of certain United States federal income tax consequences of the Exchange Offer. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This summary is not a complete description of all of the consequences of the Exchange Offer and, in particular, does not address United States federal income tax considerations applicable to the holders of Existing Notes that are subject to special treatment under United States federal income tax law (including, for example, financial institutions, dealers in securities, insurance companies, tax-exempt entities (including private foundations), holders whose functional currency is not the United States dollar, holders that hold Existing Notes as part of a hedge, straddle or conversion transaction, or holders that are, or hold Existing Notes through, partnerships or other pass-through entities). No opinion of counsel or ruling of the Internal Revenue Service (the “IRS”) has been sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. In addition, no information is provided in this discussion regarding the consequences of the Exchange Offer with respect to foreign, state or local taxes or federal taxes other than income taxes. This discussion applies only to holders of Existing Notes that hold such Existing Notes as capital assets within the meaning of section 1221 of the Code. HOLDERS OF EXISTING NOTES ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND ANY FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OFFER.

      For purposes of this summary, a “U.S. holder” means a beneficial owner of an Existing Note that is, for United States federal income tax purposes, (i) a citizen or individual resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States or any state (or the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or (B) the trust was in existence on August 20, 1996 and properly elected to be treated as a United States person. A “non-U.S. holder” means any beneficial owner, other than an entity or arrangement classified as a partnership for United States federal income tax purposes, that is not a “U.S. holder.”

Tax Consequences of the Exchange Offer to U.S. Holders

      The Exchange. An exchange of Existing Notes for New Secured Notes will generally be treated as a “recapitalization” that qualifies as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code, if both the Existing Note surrendered and the New Secured Note received are treated as “securities” for United States federal income tax purposes. The determination of whether a debt instrument is treated as a security depends upon an evaluation of the term and nature of the debt instrument. Generally, corporate debt instruments with maturities of less than five years when issued are not considered securities, while corporate debt instruments with maturities of ten years or more when issued are considered securities. It is not clear whether the New Secured Notes or Existing Notes are “securities” for United States federal income tax purposes. Consequently, it is not clear whether the Exchange Offer will be treated as a recapitalization qualifying as a reorganization.

      If the exchange of an Existing Note for a New Secured Note is not treated as a recapitalization qualifying as a reorganization, a U.S. holder should generally recognize gain or loss in an amount equal to the difference between the aggregate issue price of the New Secured Notes received in the exchange (which should not include amounts received with respect to accrued but previously unpaid interest) and the U.S. holder’s adjusted tax basis in the Existing Notes surrendered. Subject to the discussion of “market discount” below, any such gain or loss should generally be capital gain or loss and should be long term capital gain or loss if the U.S. holder’s holding period for Existing Notes surrendered is more than one year at the time of the exchange. The deductibility of capital losses is subject to limitations. The U.S. holder’s aggregate tax basis in the New

Secured Notes received should generally be equal to their aggregate issue price. The U.S. holder’s holding period for the New Secured Notes received should generally begin on the day after the exchange.

      If the exchange of an Existing Note for a New Secured Note is treated as a recapitalization qualifying as a reorganization, a U.S. holder should generally not recognize gain or loss as a result of the Exchange Offer. In such case, a U.S. holder’s adjusted tax basis in the New Secured Notes should equal the U.S. holder’s adjusted tax basis in the Existing Notes surrendered, and the holding period in the New Secured Notes will include the U.S. holder’s holding period in the Existing Notes surrendered.

      Issue Price. The issue price of the New Secured Notes will depend upon whether either the Existing Notes or the New Secured Notes are “publicly traded” within the meaning of the Treasury regulations. If the Existing Notes are not, and the New Secured Notes will not be, “publicly traded,” the issue price of the New Secured Notes should generally equal their stated principal amount (i.e., their face amount). If the Existing Notes or the New Secured Notes are treated as “publicly traded,” the issue price of the New Secured Notes should generally be equal to their fair market value on the date of the exchange which could, among other things, require the U.S. holder to include original issue discount in income, as discussed below.

      Accrued But Unpaid Interest. If there is accrued but previously unpaid interest on the Existing Notes surrendered in the exchange and the U.S. holder has not already taken that interest into income, then the payment of that interest in connection with the exchange will not be considered part of the amount realized in the exchange, but will instead be taxable to the U.S. holder as ordinary interest income in the taxable year of the exchange.

      Market Discount. A U.S. holder who acquired an Existing Note after its original issuance at a market discount (generally defined as the amount, if any, by which a holder’s basis in a debt obligation immediately after its acquisition is exceeded by the adjusted issue price of the debt obligation at such time, subject to a de minimis exception) should generally be required to treat any gain recognized pursuant to the exchange as ordinary income to the extent of the market discount accrued during the U.S. holder’s period of ownership, unless the U.S. holder elected to include the market discount in income as it accrued. If an exchange is treated as recapitalization qualifying as a reorganization, the amount of any remaining accrued market discount not recognized in the exchange should generally be treated as ordinary income upon a disposition of New Secured Notes received pursuant to the exchange. However, if the New Secured Notes are treated as issued with “original issue discount,” within the meaning of the Code (“OID”), an exchange of Existing Notes with market discount (which exchange is treated as a recapitalization qualifying as a reorganization) may cause some or all of that market discount to effectively convert into OID under the rules discussed above. If a U.S. holder acquired its Existing Notes with market discount and did not elect to include market discount in income as it accrued, interest that the U.S. holder was required to defer on debt incurred or maintained to purchase or carry its Existing Notes under the market discount provisions should become deductible at the time of the exchange, up to the amount of gain the U.S. holder recognizes in the exchange. The market discount rules are complex. Any U.S. holder whose Existing Notes have or may have market discount is especially urged to consult its own tax advisor as to the effects of these rules on such U.S. holder.

      Interest on New Secured Notes. A U.S. holder will be required to include stated interest on the New Secured Notes in income in accordance with the U.S. holder’s regular method of accounting. In addition, subject to a de minimis exception, a U.S. holder should generally be required to include any OID, in income over the period that such U.S. holder holds New Secured Notes, in accordance with a constant yield-to-maturity method, regardless of whether the U.S. holder is a cash or accrual method taxpayer, and regardless of whether and when the U.S. holder receives payments of interest on the New Secured Notes. Accordingly, a U.S. holder could be treated as receiving original issue discount income without a corresponding receipt of cash. A debt instrument generally has OID if its stated redemption price at maturity (which excludes certain interest including the stated interest on the New Secured Notes) exceeds its issue price by more than a de minimis amount. The New Secured Notes should generally not be treated as issued with OID, if neither the Existing Notes nor the New Secured Notes are “publicly traded” within the meaning of the Treasury regulations. However, if either the Existing Notes or the New Secured Notes are “publicly traded” within the meaning of the Treasury regulations, the New Secured Notes should generally be treated as issued with OID to the extent that the stated redemption price at maturity of the New Secured Notes exceeds their Issue Price (as long as such excess is greater than a de minimis amount). Any such OID that a U.S. holder includes in income will increase the adjusted tax basis of the U.S. holder in its New Secured Notes.

      Amortizable Bond Premium. New Secured Notes should generally be treated as having “amortizable bond premium” if a U.S. holder’s aggregate adjusted tax basis in its New Secured Notes exceeds the sum of all amounts payable under such New Secured Notes after the exchange (excluding stated interest). If a U.S. holder so elects, this excess may generally be amortized as deductions over the term of the New Secured Notes, but the U.S. holder must reduce its adjusted tax basis in its New Secured Notes by the amount of the premium deducted in each taxable year. An election to amortize bond premium applies to all taxable debt obligations that the U.S. holder then owns or thereafter acquires, and may be revoked only with the consent of the IRS. The rules regarding amortizable bond premium are complex. Any U.S. holder whose New Secured Notes have or may have amortizable bond premium is especially urged to consult its own tax advisor as to the effects of these rules on such U.S. holder.

      Acquisition Premium. Assuming that the exchange is treated as a recapitalization qualifying as a reorganization under the Code, a U.S. holder should generally be treated as having “acquisition premium” with respect to the New Secured Notes if the tax basis in the U.S. holder’s New Secured Notes (determined in the manner described above) is greater than the issue price of the New Secured Notes immediately after the exchange, but is less than or equal to the stated principal amount of the New Secured Notes. In this case, the amount of any OID includible in the U.S. holder’s gross income in any taxable year will be reduced by an allocable portion of the acquisition premium (generally determined by multiplying the annual OID accrual by a fraction, the numerator of which is the amount of the acquisition premium, and the denominator of which is the total OID on the New Secured Notes).

      Sale or Exchange of the New Secured Notes. Except as discussed below with respect to market discount, any gain or loss recognized by a U.S. holder on a sale, exchange, or other disposition of its New Secured Notes should generally be capital gain or loss in an amount equal to the difference, if any, between the amount realized and its adjusted tax basis in the New Secured Notes immediately before the sale, exchange or other disposition. Any such gain or loss should generally be long term if the U.S. holder’s holding period for its New Secured Notes is more than one year at that time. The deductibility of capital losses is subject to limitations. Any market discount accrued prior to the time of the sale, exchange or other disposition and not already included in income should generally be recognized as ordinary interest income at that time. Different rules may apply to the treatment of accrued market discount in tax-free exchanges. Any U.S. holder whose New Secured Notes have or may have amortizable bond premium is especially urged to consult its own tax advisor as to the effects of these rules on such U.S. holder.

      Treatment of Nontendering Holders of Existing Notes. There will be no United States federal income tax consequences from the Exchange Offer to holders of Existing Notes that do not tender their notes pursuant to the Exchange Offer.

Tax Consequences of the Offer to Non-U.S. Holders

      The Offer and Subsequent Dispositions. Non-U.S. holders should generally not be subject to United States federal income tax on any gain or loss recognized in the exchange or in a subsequent disposition of New Secured Notes received in the exchange, unless

•	the gain or loss is effectively connected with the conduct of a United States trade or business (and, in some circumstances, the gain is attributable to a United States permanent establishment under an applicable income tax treaty), or

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more during the taxable year (or otherwise has a “tax home” in the United States) and certain other conditions are met.

      Payments of Interest and Accrual of Original Issue Discount. Subject to the discussions of withholding and backup withholding below, under the “portfolio interest exemption,” a non-U.S. holder should generally not be subject to United States federal income tax on payments of interest or on any accrual of OID on the Existing Notes surrendered in the exchange (including amounts received in respect of accrued but previously unpaid interest) or on the New Secured Notes, provided that

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of Mirant stock entitled to vote,

•	the non-U.S. holder is not, and is not treated as, a bank receiving interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business,

•	the non-U.S. holder is not a controlled foreign corporation that is related to Mirant (directly or indirectly) through stock ownership,

•	the non-U.S. holder’s receipt of interest and any accrual of original issue discount on the New Secured Notes is not effectively connected with the conduct of a United States trade or business, and

•	certain certification requirements are met.

If the interest or OID is not “portfolio interest,” it should generally be subject to federal income and withholding tax at a rate of 30%, unless that tax is reduced or eliminated pursuant to an applicable income tax treaty or that interest or OID is effectively connected with the conduct of a United States trade or business and, in either case, the appropriate statement has been provided.

      If interest, OID, gain or income on an Existing Note surrendered in the exchange (including amounts received in respect of accrued but previously unpaid interest) or on the New Secured Notes held by a non-U.S. holder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder, the non-United States holder should generally be subject to United States federal income tax on the interest, OID, gain or income at standard United States federal income tax rates. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.

Reportable Transactions

      In certain circumstances, a holder of Existing Notes that exchanges such notes for New Secured Notes and recognizes significant losses in excess of certain threshold amounts either upon such exchange or the later disposition of the New Secured Notes may be obligated to disclose its participation in such transaction in accordance with recently issued Treasury regulations governing so-called “tax shelters” and other potentially tax-motivated transactions. Holders of Existing Notes should consult their tax advisors concerning any possible disclosure obligation under such Treasury regulations with respect to the exchange of their Existing Notes or the disposition of New Secured Notes received in such exchange.

Information Reporting and Backup Withholding

      Payments of principal and interest, accruals of OID, and payments of proceeds from the sale, retirement or other disposition of a New Secured Note may be subject to “backup withholding” tax under Section 3406 of the Code if a recipient of those payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld should generally be allowed as a credit against that recipient’s United States federal income tax, provided that appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding should generally not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the IRS concerning payments, unless an exemption applies. United States holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedures for obtaining such an exemption.

LEGAL MATTERS

      Certain legal matters as to the validity of the New Secured Notes to be issued in the Exchange Offer will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

      Copies of the Letter of Transmittal will be accepted. The Letter of Transmittal, Existing Notes and any other required documents should be sent by each holder or his broker, dealer, commercial bank, trust company or nominee to the Exchange Agent at the address set forth below:

The Exchange Agent for the Exchange Offer is:

Deutsche Bank Trust Company Americas

Delivery To: Deutsche Bank Trust Company Americas, Exchange Agent

By Regular or Certified Mail:	By Hand:	By Overnight Courier or Hand:
DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2737 To Confirm by Telephone or for Information Call: (800) 735-7777	Deutsche Bank Trust Company Americas C/O The Depository Trust Clearing Corporation 55 Water Street, 1st Floor Jeannete Park Entrance New York, NY 10041	DB Services Tennessee, Inc.
Corporate Trust & Agency Services
Reorganization Unit
648 Grassmere Park Road
Nashville, TN 37211
Attention: Karl Shepard
By Facsimile
(Eligible Guarantor
Institutions Only):
(615) 835-3701

      Any questions or requests for assistance or additional copies of this Offering Circular or the Letter of Transmittal may be directed to the Information Agent at the telephone numbers and locations listed below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

The Information Agent for the Exchange Offer is:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor
New York, New York 10022

Banks and Brokers Call Collect: (212) 750-5833

or
All Others Call Toll Free: (888) 750-2689

ANNEX A

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

SENIOR SECURED RESTRUCTURED CREDIT FACILITIES

MIRANT CORPORATION

MIRANT AMERICAS GENERATION, LLC

      This term sheet (the “Term Sheet”) sets forth the material terms for a restructuring of certain credit facilities of Mirant Corporation (“Mirant”) and Mirant Americas Generation, LLC (“MAG”) as described below. This Term Sheet is not in any respect a commitment with respect to any transaction by any person, including, without limitation, any current or proposed lender, agent or issuer. No commitment or obligation shall arise or exist under or in connection with this Term Sheet or any negotiations, discussions, drafts of other communications pursuant to, or in connection with, this Term Sheet unless, until, and subject to, the execution and delivery by the affected lender, agent or issuer of written, definitive loan and credit agreement(s) with the relevant Borrowers (as hereinafter defined).

Facilities to Be Restructured	The following facilities (the “Existing Facilities”) will be the subject of the restructuring contemplated herein:

Mirant $1.125 billion Four-Year Revolver due July 2005 (the “Four-Year Facility”)

Mirant $1.125 billion 364-Day Revolver due July 2003 (the “364-Day Facility”)

Mirant $450 million Facility C Credit Agreement due April 2004 (the “Mirant Facility C”)

MAG $250 million Revolving Credit Facility B due October 2004 (the “MAG Facility B”)

MAG $50 million Revolving Credit Facility C due October 2004 (the “MAG Facility C”)

The Equipment Warehouse Lease Financing Facility dated as of October 22, 2001 for Mirant Americas Development Capital LLC (the “Turbine Facility”)

The ISDA Master Agreements, dated October 11, 2001 between Mirant Americas Energy Marketing, LP (“MAEM”) and HVB Risk Management Products Inc. and Scarlett Resource Merchants LLC, respectively, and the related swap documents (collectively, the “Gas Prepay”)

The Four-Year Facility, the 364-Day Facility, the Mirant Facility C, the Turbine Facility and the Gas Prepay are referred to collectively as the “Existing Mirant Facilities” and the MAG Facility B and the MAG Facility C are referred to collectively as the “Existing MAG Facilities”.

Parties

Borrowers	With respect to the Restructured Mirant Credit Facility (as defined below), Mirant, and with respect to the Restructured MAG Credit Facility (as defined below), MAG (MAG, together with Mirant, the “Borrowers”).

Guarantors	The subsidiaries of Mirant that are listed on Part I of Schedule A are referred to as “Guarantors”. The obligations of certain of the Guarantors will be limited as described below under the caption “Guaranties”.

Administrative Agent	To be determined.

Syndication Agent	To be determined.

Intercreditor and Paying Agent	To be determined.

L/C Issuing Bank(s)	To be determined.

Lenders	With respect to the Restructured Mirant Credit Facility (as defined below), each financial institution or other institutional lender currently a party to the Existing Mirant Facilities (the “Existing Mirant Lenders”), and with respect to the Restructured MAG Credit Facility (as defined below), each financial institution or other institutional lender currently a party to the Existing MAG Facilities (the “Existing MAG Lenders”; together with the Existing Mirant Lenders, the “Existing Lenders”).

Closing Date	The closing date (the “Closing Date”) of the transactions contemplated herein (the “Transactions”) will be on or before July 15, 2003.

Restructured Credit Facilities	The Existing Mirant Facilities will be replaced and refinanced by the “Restructured Mirant Credit Facility”; and the Existing MAG Facilities will be replaced and refinanced by the “Restructured MAG Credit Facility”. The Restructured Mirant Credit Facility and the Restructured MAG Credit Facility are collectively referred to herein as the “Restructured Credit Facilities”.

The Restructured Mirant Credit Facility will consist of:

• a revolving letter of credit and working capital facility of up to $1.1 billion (the “Mirant Revolving Facility”), and

• an amortizing term loan facility (the “Mirant Term A Facility”) and a non-amortizing term loan facility (the “Mirant Term B Facility”) for a total of $2.05 billion;

and each Existing Mirant Lender will initially be allocated a pro rata portion of each such facility based on the outstanding amount committed by or owed to such Existing Mirant Lender under the Existing Mirant Facilities.

The aggregate outstanding principal amount of the Restructured Mirant Credit Facility shall not exceed $3.15 billion.

The Restructured MAG Credit Facility will be an amortizing term loan in an aggregate outstanding principal amount not exceeding $300 million.

The term loans made under either Restructured Credit Facilities will herein be referred to as the “Borrowings”. The letters of credit issued under the Restructured Mirant Credit Facility will herein be referred to as the “Letters of Credit”. The revolving loans made under the Restructured Mirant Credit Facility will herein be referred to as the “Revolving Loans”.

Maturity Date	The Restructured Credit Facilities will mature on the fifth anniversary of the Closing Date.

If at least 85% in the aggregate of (x) to the extent not satisfied in equity, the principal amount of Mirant’s $750 million 2.5% Convertible Senior Debentures due 2021 have not been refinanced (whether through an exchange offer or otherwise) prior to the first put date thereof, and (y) Mirant’s $200 million 7.4% Senior Notes due 2004, have not been refinanced (whether through an exchange offer or otherwise) at least 30 days prior to the maturity date thereof, the outstanding amounts under the Restructured Credit Facilities will become due and payable on the latter of such put date or 30th date prior to maturity, all unused commitments shall terminate on such date and Mirant shall be obligated to cash collateralize in full all outstanding Letters of Credit.

If at least 85% of the principal amount of the MAG 7.625% Senior Notes due 2006 have not been refinanced (whether through an exchange offer or otherwise) before the date that is 90 days prior to the maturity date thereof, the outstanding amounts under the Restructured Credit Facilities will become due and payable on such 90th date, all unused commitments shall terminate on such date and Mirant shall be obligated to cash collateralize in full all outstanding Letters of Credit.

Amortization	The aggregate outstanding principal amount of, and unused commitments under, the Restructured Credit Facilities will be repaid or permanently reduced on or prior to the following dates (or the first business day immediately thereafter in the event such date is not a business day) in the amount indicated for each such date below:

On or prior to the fourth anniversary of the Closing Date: $500 million in Optional or Mandatory Prepayments made on or prior to the fourth anniversary of the Closing Date

Maturity Date: Balance

provided that the amount required to be repaid or applied to the permanent reduction of commitments on or prior to the fourth anniversary of the Closing Date, shall be applied pro rata to repay the outstanding Borrowings under the Restructured MAG Credit Facility and the Restructured Mirant Credit Facility.

Guaranties	The obligations of Mirant under the Restructured Mirant Credit Facility and the obligations of MAG under the Restructured MAG Credit Facility shall be unconditionally guaranteed by the Guarantors; provided that the guaranties provided by Mirant Mid-Atlantic LLC (“MIRMA”) and any of its Subsidiaries (other than Mirant Chalk Point, LLC (“Chalk Point”)) will be subordinated on the terms required under the Participation Agreements for the secured lease obligation bond financing (the “MIRMA Lease”); provided further that the guaranties of Chalk Point and Mirant Potomac River, LLC (“Potomac River”) will be limited to $50 million each.

Collateral	The Restructured Credit Facilities and the guaranties will be secured by a perfected first priority lien on substantially all of the assets of each Guarantor, except the Guarantors that are listed on Part II of Schedule A (the “Pledgors”); provided that debt secured by Chalk Point and Potomac River shall be limited to $50 million each in aggregate principal amount, including, without limitation (the “Collateral”): (a) all equity interests and indebtedness owned directly by any of the Pledgors (which pledge, in the case of voting equity interests issued by any first tier foreign subsidiary, will be limited to 65% of such voting equity interests), and (b) substantially all other tangible and certain intangible assets of each Pledgor, including, without limitation, all real property rights (including leaseholds), accounts receivable, inventory, contract rights, equipment, intellectual property, general intangibles, investment property, cash and bank accounts and all proceeds and products of the foregoing; unless, in case of any Pledgor, the creation or enforcement of such lien would (x) violate or cause a default under any applicable law or any contractual restriction or (y) require the consent of any third party. In addition, neither account control agreements nor foreign intellectual property filings will be required. In the event any Pledgor or Guarantor ceases to be a subsidiary as a result of transactions permitted by the Restructured Credit Facilities, any guaranty given by such Guarantor or any security interests granted by such Pledgor will be automatically released. Each Pledgor will use commercially reasonable efforts to pledge 65% of the voting equity interests issued by any first tier foreign subsidiary of such Pledgor prior to the Closing Date.

Pursuant to the terms of a security and hypothecation agreement (the “Security Agreement”) and an intercreditor agreement (the “Intercreditor Agreement”), all of the Collateral will be shared by the Lenders on a first priority basis pari passu with (x) the holders (the “New Noteholders”) of the new secured notes (the “New Notes”) issued in exchange for, or to refinance prior to their respective maturity, Mirant’s $750 million 2.5% Convertible Senior Debentures due 2021, Mirant’s $200 million 7.4% Senior Notes due 2004 and MAG’s $500 million 7.625% Senior Notes due 2006 (collectively, the “Existing Public Debt”); provided such New Notes have maturities on or after the Maturity Date and no amortization or mandatory prepayments prior thereto, and (y) holders of debt issued in exchange for, or to refinance prior to their respective maturity, the Restructured Credit Facilities or the New Notes.

Intercreditor Agreement	Pursuant to the terms of the Intercreditor Agreement to be entered into among the Lenders and the New Noteholders, the Lenders and the New Noteholders shall agree among themselves that the proceeds from any disposition of the Collateral following an exercise of remedies shall be applied as follows:

the proceeds from any of the Collateral shall be applied first to repay the outstanding Borrowings under the Restructured MAG Credit Facility, and second after all amounts outstanding under the Restructured MAG Credit Facility shall have been repaid in full, to ratably repay the New Notes and to repay all amounts outstanding under the Restructured Mirant Credit Facility.

Purpose and Availability	Letters of Credit and Revolving Loans under the Mirant Revolving Facility will be available on and after the Closing Date at any time before the Maturity Date. Letters of Credit terminated and Letter of Credit drawn amounts repaid, in each case, under the Mirant Revolving Facility, may be used for future Letters of Credit. Revolving Loans that are repaid or prepaid may be reborrowed.

Use of Proceeds	Letters of Credit issued under the Mirant Revolving Facility and Revolving Loans made pursuant to the Mirant Revolving Facility may be used by Mirant for general corporate and working capital purposes.

Term Loans made under the Restructured Credit Facilities shall be used to refinance the Existing Mirant Facilities and Existing MAG Facilities.

Interest	Borrowings and Revolving Loans under the Restructured Credit Facilities will bear interest at a rate per annum equal to, LIBOR plus 4%; provided that if on or prior to the third anniversary of the Closing Date, the aggregate outstanding principal amount of, and unused commitments under, the Restructured Credit Facilities are not repaid or reduced by $300 million since the Closing Date, Borrowings and Revolving Loans under the Restructured Credit Facilities will bear interest at a rate per annum equal to, LIBOR plus 4.5%.

During the continuance of any payment default under any of the Restructured Credit Facilities, the interest rate payable on all overdue obligations owing under such Restructured Credit Facilities shall increase by 2% per annum above the rate required to be paid absent the occurrence of such payment default.

Interest will be payable in arrears at the end of the applicable interest period, which, at the Borrowers’ option, shall be one, two, three or six months.

Fees	The following fees will be payable to the Lenders:

A Letter of Credit fee shall be payable in respect of each outstanding Letter of Credit at a percentage per annum equal to 4%; provided that if on or prior to the third anniversary of the Closing Date, the aggregate outstanding principal amount of, and unused commitments under, the Restructured Credit Facilities are not repaid or reduced by $300 million since the Closing Date, outstanding Letters of Credit will bear interest at a rate per annum equal to 4.5%, in each case, on the face amount of such Letter of Credit; payable monthly in arrears with respect to each Letter of Credit.

Fronting fees shall be paid to each L/C Issuing Bank as agreed from time to time between the relevant L/C Issuing Bank and the Borrower. In addition, each L/C Issuing Bank shall be paid such other fees that are customarily charged by such L/C Issuing Bank.

An upfront fee of 1% shall be paid on the Closing Date to each Lender on such Lender’s commitment under the Restructured Credit Facilities and an additional fee of 1% shall be paid on the third anniversary of the Closing Date to each Lender on such Lender’s outstanding and unused commitments under the Restructured Credit Facilities at such time if on or prior to the third anniversary of the Closing Date, the aggregate outstanding principal amount of, and unused commitments under, the Restructured Credit Facilities are not repaid or reduced by $300 million since the Closing Date.

An unused commitment fee of 50 basis points per annum shall be payable on the unused portion of each Lender’s share of the Mirant Revolving Facility, such fee to be payable monthly and on the date of termination or expiration of the commitments.

Optional Commitment Reduction	The Borrower may, upon at least five business day’s notice, terminate or cancel, in whole or in part, the unused portion of the Mirant Revolving Facility; provided, however, that each partial reduction shall be in an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

Optional Prepayments	The Borrower may, upon at least five business days’ notice, prepay, in full or in part, amounts outstanding under the Restructured Credit Facilities; provided, however, that each partial prepayment shall be in an amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

Mandatory Prepayments and Commitment Reductions	Net cash proceeds from the following sources (such prepayments, “Mandatory Prepayments”) shall be applied toward amounts outstanding under the Restructured Credit Facilities:

• 100% of the net cash proceeds of all asset sales or other dispositions of property of Mirant or any of its subsidiaries above $561 million,

• 100% of the net cash proceeds of insurance proceeds to the extent such insurance proceeds were not used to restore or replace the assets which suffered the casualty in accordance with the terms of the Restructured Credit Facilities,

• 100% of the net cash proceeds from any issuance of any additional debt by Mirant or any of its subsidiaries (other than refinancing existing indebtedness, project finance indebtedness or purchase money indebtedness) or 50% of the net cash proceeds from any issuance of equity by Mirant permitted under the Restructured Credit Facilities, other than any such proceeds used to retire any of the Existing Public Debt within six months of the issuance of such additional debt or equity, and

• 50% of Excess Cash Flow (to be defined in the Restructured Credit Facilities).

Application of Prepayments	All prepayment (mandatory or optional) amounts shall be applied pro rata to repay the outstanding Borrowings under the Restructured MAG Credit Facility and the Restructured Mirant Credit Facility; provided that prepayments from net cash proceeds of asset sales or other dispositions of property of Mirant or any of its subsidiaries in excess of $561 million shall be applied, first to repay the outstanding Borrowings under the Restructured MAG Credit Facility and, second after all amounts outstanding under the Restructured MAG Credit Facility shall have been repaid in full, to repay the outstanding Borrowings under the Restructured Mirant Credit Facility. With respect to the Restructured Mirant Credit Facility all such prepayment amounts shall be applied, first to repay on a ratable basis all amounts outstanding under the Mirant Term A Facility, second, after all amounts outstanding under the Mirant Term A Facility shall have been repaid in full, to repay on a ratable basis amounts outstanding under the Mirant Term B Facility and third, after all amounts outstanding under the Mirant Term B Facility shall have been repaid in full, to repay the Revolving Loans or cash collateralize the Letters of Credit.

Annual Agency Fees	As agreed between the relevant Agent and the Borrower from time to time.

Conditions Precedent to Closing Date and Initial Borrowing/ Letter of Credit Issuance	Customary for transactions of this type (subject in each case to exceptions, baskets and qualifications to be agreed upon).

Conditions Precedent to Subsequent Letter of Credit Issuances	There shall exist no default under the Restructured Mirant Credit Facility, and the representations and warranties of each Guarantor, Mirant and its subsidiaries therein shall be true and correct in all material respects immediately prior to, and after giving effect to such issuance, including representations as to no material adverse change and litigation representations.

Representations and Warranties	Customary for transactions of this type (subject in each case to exceptions, baskets and qualifications to be agreed upon).

Affirmative Covenants	Customary for transactions of this type (subject in each case to exceptions, baskets and qualifications to be agreed upon).

Negative Covenants	Customary for transactions of this type (subject in each case to exceptions, baskets and qualifications to be agreed upon) including, without limitation, the following restrictions on the Borrowers, Guarantors and certain of their subsidiaries:

• liens

• debt, guaranties or other contingent obligations (including, without limitation, the subordination of all intercompany indebtedness on terms satisfactory to the Lenders)

• sale and lease-backs

• mergers and consolidations

• sales, transfers and other dispositions of assets

• loans, acquisitions, joint ventures and other investments

• dividends and other distributions to stockholders

• repurchasing shares of capital stock

• prepaying, redeeming or repurchasing debt

• capital expenditures

• changing the nature of its business

• amending organizational documents, debt documents and other material agreements in a manner materially adverse to the Lenders

• changing accounting policies or reporting practices

• entry into speculative transactions other than transactions entered into in connection with the trading business as presently conducted or as contemplated by the Business Plan

Financial Covenants	Leverage and interest coverage. All of the financial covenants will be calculated on a consolidated basis and for each next preceding consecutive four fiscal quarter period.

Events of Default	Events of default which would result in termination of the commitments and/or acceleration of the outstanding principal amount of the Restructured Credit Facilities, together with interest thereon and all other amounts due under the loan documents and/or cash collateralization of the Letters of Credit, shall be usual and customary for transactions of this type (subject in each case to exceptions, baskets and qualifications to be agreed upon), including, without, limitation, the following:

• The Guarantors or the Borrowers shall fail to pay any sum when due in accordance with the loan documentation.

• Any representation or warranty of the Guarantors or the Borrowers in any of the loan documentation or certificate or financial information delivered pursuant thereto shall not be correct in all material respects when made or confirmed.

• The Borrowers or any of the Guarantors shall fail to perform or comply with (within a specified period of time, where customary and appropriate, after notice or knowledge of such failure) any term or covenant in any of the loan documentation.

• The Guarantors or the Borrowers shall default in the payment of any debt obligation in excess of $50 million or shall default under any debt obligation in excess of $50 million, if the effect of such default is an acceleration of the maturity of such obligation.

• Any bankruptcy, insolvency or similar proceeding shall be instituted by or against the Guarantors or the Borrowers.

• Any judgment in excess of $50 million (excluding any portion of a judgment, award and/or settlement covered by insurance or that has been paid) shall be entered against the Guarantors or the Borrowers and shall remain unsatisfied or unstayed for 30 days or enforcement action shall be taken.

• Any of the material loan documentation shall cease to be enforceable against the Guarantors or the Borrowers.

• Any security document shall (other than to the extent permitted by the terms thereof) cease to create a valid and perfected security interest of the priority specified therein in any material collateral purported to be covered thereby.

• Change of ownership or operating control.

• ERISA defaults.

Assignments and Participations	Assignments must be in a minimum amount of $10 million, other than in the case of an assignment to a Lender or an affiliate of a Lender or an assignment of the entirety of a Lender’s interest in a Restructured Credit Facility. Assignments need not be pro rata as to each tranche of the Restructured Mirant Credit Facilities. Assignments of the Mirant Revolving Facility shall require issuing bank consent (not to be unreasonably withheld). All assignments require the applicable Borrower’s consent and the Administrative Agent’s consent (not to be unreasonably withheld). No participation shall include voting rights, other than for reductions or postponements of amounts payable or releases of all or substantially all of the collateral.

Miscellaneous	Standard yield protection (including compliance with risk-based capital guidelines, increased costs, payments free and clear of withholding taxes and interest period breakage indemnities), eurodollar illegality and similar provisions.

Governing Law	New York

Schedule A to Annex A

PART I

Mirant Services, LLC

Mirant Mid-Atlantic Services, LLC
Mirant Potomac River, LLC
Mirant Americas, Inc.
Mirant Special Procurement, Inc.
Mirant California Investments, Inc.
Mirant California, LLC
Mirant Bay Area Procurement, LLC*
Mirant Delta, LLC
Mirant Potrero, LLC
Mirant New England, Inc.
Mirant Canal, LLC
Mirant Kendall, LLC
Mirant Texas Investments, Inc.
Mirant Central Texas, LP
Mirant Texas, LP
Mirant Parker, LLC *
MLW Development, LLC
Mirant Texas Management, Inc.
Mirant New York, Inc.
Mirant Bowline, LLC
Mirant Lovett, LLC
Mirant NY-Gen, LLC
Mirant Wisconsin Investments, Inc.*
Mirant Mid-Atlantic, LLC
Mirant Chalk Point LLC
Mirant D.C. O&M, LLC
Mirant Piney Point, LLC
Mirant MD Ash Management, LLC
Shady Hills Power Company, L.L.C.
Mirant Americas Procurement, Inc.
Mirant Dickerson Development, LLC
Mirant Chalk Point Development, LLC
Mirant Danville, LLC
Mirant Americas Energy Marketing Investments, Inc.
Mirant Americas Production Company*
Mirant South Louisiana Fee, LLC*
Mirant South Louisiana Production, LLC*
Mirant Americas Energy Capital, LP
Mirant Energy Trading, LLC
Mirant Americas Gas Marketing I, LLC
Mirant Americas Gas Marketing II, LLC
Mirant Americas Gas Marketing III, LLC
Mirant Americas Gas Marketing IV, LLC
Mirant Americas Gas Marketing V, LLC
Mirant Americas Gas Marketing VI, LLC
Mirant Americas Gas Marketing VII, LLC
Mirant Americas Gas Marketing VIII, LLC
Mirant Americas Gas Marketing IX, LLC

Mirant Americas Gas Marketing X, LLC
Mirant Americas Gas Marketing XI, LLC
Mirant Americas Gas Marketing XII, LLC
Mirant Americas Gas Marketing XIII, LLC
Mirant Americas Gas Marketing XIV, LLC
Mirant Americas Gas Marketing XV, LLC
Mirant Americas Development, Inc.
Mirant Americas Development Capital, LLC
Mirant Wrightsville Management, Inc.
Mirant Wrightsville Investments, Inc.
Mirant Construction Holdings, LLC*
Mirant Sugar Creek Ventures, Inc.
Mirant Sugar Creek, LLC
Mirant Sugar Creek Holdings, Inc.
Mint Farm Generation, LLC
Mirant Birchwood, Inc.
Mirant Portage County, LLC
Mirant Michigan Investments, Inc.
Mirant Zeeland, LLC
Mirant Wyandotte, LLC
Mirant Wichita Falls Investments, Inc.
Mirant Wichita Falls, LP
Mirant Wichita Falls Management, Inc.
Mirant Perryville Investments, Inc.*
Mirant Gastonia, LLC
Mirant Las Vegas, LLC
Mirant Nevada Wellcom, LLC
Mirant Oregon, LLC
Mirant Intellectual Asset Management and Marketing, LLC
MMD ONE, Inc.*
MMD TWO, Inc.*
Mirant Capital Management, LLC
Mirant Capital, Inc.
Mirant International Investments, Inc.
Mirant International Ventures I, Inc.*
Mirant International Ventures II, Inc.*
Mirant Caribe, Inc.
Mirant Caribbean Services, LLC
Mirant JPSCO Development Services, LLC
Mirant Caribbean, Inc.
Mirant Investments Germany, Inc.*
Mirant Holdings Germany, Inc.*
Mirant Holdings Netherlands, Inc.*
Mirant Holdings Europe UK, Inc.*
SEI Brazil Holdings, Inc.*
SEI South America, Inc.*
Mirant Asia-Pacific Ventures, Inc.
Mirant Asia-Pacific (Guam) Investments, Inc.
Mirant Asia-Pacific Holdings, Inc.

PART II

Mirant Mid-Atlantic, LLC

Mirant D.C. O&M, LLC

Mirant Piney Point, LLC
Mirant MD Ash Management, LLC
Mirant Birchwood, Inc.

1.	Entities marked by an * may be dissolved as a result of organizational simplification.

2.	Entities marked in italics are permitted to pledge their assets, however they are prohibited under the Existing MAG Credit Facilities from becoming guarantors.

3.	Entities marked in bold are only permitted to enter into subordinated guarantees.

4.	Entities marked in bold and italics i.e. Mirant Potomac River, LLC and Mirant Chalk Point, LLC will provide guarantees and secure debt in an amount not exceeding $50 million each.

5.	The ownership interests of the following entities are not permitted to be pledged: West Georgia Generating Company; Wrightsville Development Funding, LLC; Mirant Caribe, Inc.; Mirant Caribbean, Inc.; Mirant Americas Retail Energy Marketing, LP; Wellcom, LLC; CEMIG Investments, LLC; Coyote Springs 2, LLC and Mirant Americas Energy Capital Assets, LLC.

ANNEX B

GRANTOR SUBSIDIARIES
Mirant Services, LLC
Mirant Mid-Atlantic Services, LLC
Mirant Potomac River, LLC
Mirant Americas, Inc.
Mirant Special Procurement, Inc.
Mirant California Investments, Inc.
Mirant California, LLC
Mirant Bay Area Procurement, LLC*
Mirant Delta, LLC
Mirant Potrero, LLC
Mirant New England, Inc.
Mirant Canal, LLC
Mirant Kendall, LLC
Mirant Texas Investments, Inc.
Mirant Central Texas, LP
Mirant Texas, LP
Mirant Parker, LLC*
MLW Development, LLC
Mirant Texas Management, Inc.
Mirant New York, Inc.
Mirant Bowline, LLC
Mirant Lovett, LLC
Mirant NY-Gen, LLC
Mirant Wisconsin Investments, Inc.*
Mirant Chalk Point LLC
Shady Hills Power Company, L.L.C.
Mirant Americas Procurement, Inc.
Mirant Dickerson Development, LLC
Mirant Chalk Point Development, LLC
Mirant Danville, LLC
Mirant Americas Energy Marketing Investments, Inc.
Mirant Americas Production Company*
Mirant South Louisiana Fee, LLC*
Mirant South Louisiana Production, LLC*
Mirant Americas Energy Capital, LP
Mirant Energy Trading, LLC
Mirant Americas Gas Marketing I, LLC
Mirant Americas Gas Marketing II, LLC
Mirant Americas Gas Marketing III, LLC
Mirant Americas Gas Marketing IV, LLC
Mirant Americas Gas Marketing V, LLC
Mirant Americas Gas Marketing VI, LLC
Mirant Americas Gas Marketing VII, LLC
Mirant Americas Gas Marketing VIII, LLC
Mirant Americas Gas Marketing IX, LLC
Mirant Americas Gas Marketing X, LLC
Mirant Americas Gas Marketing XI, LLC
Mirant Americas Gas Marketing XII, LLC
Mirant Americas Gas Marketing XIII, LLC
Mirant Americas Gas Marketing XIV, LLC
Mirant Americas Gas Marketing XV, LLC

B-1

Mirant Americas Development, Inc.
Mirant Americas Development Capital, LLC
Mirant Wrightsville Management, Inc.
Mirant Wrightsville Investments, Inc.
Mirant Construction Holdings, LLC*
Mirant Sugar Creek Ventures, Inc.
Mirant Sugar Creek, LLC
Mirant Sugar Creek Holdings, Inc.
Mint Farm Generation, LLC
Mirant Portage County, LLC
Mirant Michigan Investments, Inc.
Mirant Zeeland, LLC
Mirant Wyandotte, LLC
Mirant Wichita Falls Investments, Inc.
Mirant Wichita Falls, LP
Mirant Wichita Falls Management, Inc.
Mirant Perryville Investments, Inc.*
Mirant Gastonia, LLC
Mirant Las Vegas, LLC
Mirant Nevada Wellcom, LLC
Mirant Oregon, LLC
Mirant Intellectual Asset Management and Marketing, LLC
MMD ONE, Inc.*
MMD TWO, Inc.*
Mirant Capital Management, LLC
Mirant Capital, Inc.
Mirant International Investments, Inc.
Mirant International Ventures I, Inc.*
Mirant International Ventures II, Inc.*
Mirant Caribe, Inc.
Mirant Caribbean Services, LLC
Mirant JPSCO Development Services, LLC
Mirant Caribbean, Inc.
Mirant Investments Germany, Inc.*
Mirant Holdings Germany, Inc.*
Mirant Holdings Netherlands, Inc.*
Mirant Holdings Europe UK, Inc.*
SEI Brazil Holdings, Inc.*
SEI South America, Inc.*
Mirant Asia-Pacific Ventures, Inc.
Mirant Asia-Pacific (Guam) Investments, Inc.
Mirant Asia-Pacific Holdings, Inc.

1.	Entities marked by an * may be dissolved as a result of organizational simplification.
2.	Entities marked in bold and italics i.e. Mirant Potomac River, LLC and Mirant Chalk Point, LLC will secure debt in an amount not exceeding $50 million each.
3.	The ownership interests of the following entities are not permitted to be pledged: West Georgia Generating Company; Wrightsville Development Funding, LLC; Mirant Caribe, Inc.; Mirant Caribbean, Inc.; Mirant Americas Retail Energy Marketing, LP; Wellcom, LLC; CEMIG Investments, LLC; Coyote Springs 2, LLC and Mirant Americas Energy Capital Assets, LLC

B-2

ANNEX C

FIVE-YEAR PROJECTIONS

      The following projections (the “Five-Year Projections”) were prepared by Mirant with the assistance of Blackstone, based upon, among other things, the anticipated future financial condition and results of operations of Mirant.

      Although the forecasts represent the best estimates of Mirant, as of the date hereof, of the projected results of operations and financial position of Mirant after giving effect to the Mirant Restructuring Transactions and the MAG Restructuring Transactions (collectively, the “Restructuring Transactions”), they are only estimates, and actual results may vary considerably from forecasts. Consequently, the inclusion of the forecast information herein should not be regarded as a representation by Mirant, Mirant’s advisors or any other person that the forecast results will be achieved.

      Mirant does not generally publish its business plans and strategies or make external projections of its anticipated financial position or results of operations. Accordingly, after the Effective Date (as defined below), Mirant does not intend to update or otherwise revise the Five-Year Projections to reflect circumstances existing since their preparation or to reflect the occurrence of an unanticipated event. Furthermore, Mirant does not intend to update or revise the Five-Year Projections to reflect changes in general economic or industry conditions.

      The Five-Year Projections were not prepared with a view toward general use, but rather for the limited purpose of providing information in conjunction with the Restructuring Transactions. Accordingly, the Five-Year Projections were not intended to be presented in accordance with the published guidelines of the American Institute of Certified Public Accountants regarding financial projections, nor have they been presented in lieu of pro forma historical financial information, and accordingly, are not intended to comply with Rule 11-03 of Regulation S-X of the SEC. In addition Mirant’s independent auditors have neither examined nor compiled the Five-Year Projections and accordingly assume no responsibility for them. Reference should be made to the section of this Offering Circular under the caption “Risk Factors — Risks Related to Our Business” for a discussion of the risks related to the Five-Year Projections.

      The Five-Year Projections assume that the Restructuring Transactions are completed on July 31, 2003 (the “Effective Date”). Mirant believes that the projections will not change materially even if the Effective Date does not occur on the assumed Effective Date. Projected unaudited consolidated financial statements for Mirant are included for the five months ended December 31, 2003 and each twelve-month period ending December 31, 2004, 2005, 2006, 2007 and 2008.

      Additional information relating to the principal assumptions used in preparing the Five-Year Projections is set forth below.

Effective Date and Refinancing Terms

      The Five-Year Projections assume that the Restructuring Transactions will be consummated in accordance with its terms, and that all transactions contemplated by the Restructuring Transactions will be consummated by the assumed Effective Date.

Domestic Generation

      The generating plants owned or controlled by Mirant are under two categories: those with market-dependent gross margins and those with contractually fixed gross margins. For the Five-Year Projections Mirant has relied on financial models of the contracts for the latter category, while market models were used for the former. In general, Mirant uses both short-term and long-term market models.

      The short-term model assumes a relationship among electricity demand, weather, a generation supply curve, certain market conditions, distributions of fuel prices observed by the supply curve, transmission constraints, and other operating constraints of our units. This model produces a distribution of power prices which, in combination with underlying fuel prices used by Mirant’s units and operating characteristics of its units, is used to project expected cash flows and recommend forward power and fuel hedges for each generating asset.

      The long-term model is a production cost-based model that incorporates the fundamentals of power supply and demand through a simulation of weather, business cycles, hydro supply, unit failures, and fuel prices. Using these sets of demand and supply curves, Mirant projects hourly market prices and calculate the gross margins and other operating characteristics for different generating units.

      In the short to medium term, regions across the United States are either over-built or under-built. In the long-term, once an equilibrium reserve margin is reached (assumed to be 12% to 15%, depending on the region), power prices are expected to provide a return sufficient to solicit market entry of new units, but to not be so high as to attract too many units. The Five-Year Projections assume supply-demand equilibrium is achieved between 2007 and 2011, depending on the region.

      With regard to plant-level operating costs, Mirant estimates annual costs based on historic levels, anticipated run profiles, and a forward view of inflation and prices. These costs include maintenance expenditures under Long-term Services Agreements (“LTSA”) where applicable.

Domestic Market Assumptions

      The tables below reflect market assumptions underlying the projected gross margin and revenue assumptions in the financial forecast.

On-Peak Power Prices ($/ MWh)

	2003	2004	2005	2006	2007	2008

New York (NY Zone G)	$50	$50	$46	$48	$52	$53
New England (NEPOOL Seller’s Choice)	40	39	41	44	46	48
Mid-Atlantic (PJM West)	38	38	44	47	52	55
California (NP-15)	46	47	42	44	45	50

Capacity Prices ($/kW-YR)

	2003	2004	2005	2006	2007	2008

New York (outside city)	$16	$16	$27	$41	$62	$61
New England (NEPOOL)	10	9	10	13	15	18
Mid-Atlantic (PJM)	8	7	10	13	16	19

Regional Natural Gas Prices ($/mmbtu)

	2003	2004	2005	2006	2007	2008

Henry Hub	$4.00	$3.90	$3.80	$3.70	$3.70	$3.70
New York (Algonquin CG)	4.60	4.50	4.40	4.30	4.30	4.40
New England (Algonquin CG)	4.60	4.50	4.40	4.30	4.30	4.40
Mid-Atlantic (Transco Z6 non-NY)	4.50	4.40	4.40	4.30	4.30	4.40
California (PG&E CG)	4.10	4.00	4.00	3.90	3.90	4.00

Oil & Coal Prices ($/mmbtu)

	2003	2004	2005	2006	2007	2008

Residual Oil 0.3% Sulfur (NY Harbor)	$3.90	$3.50	$3.60	$3.70	$3.70	$3.80
Average PJM delivered Coal(1)	1.70	1.60	1.40	1.40	1.40	1.50

Notes:

Power prices are rounded to the nearest $1.00, and gas prices are rounded to the nearest $0.10.

Gas prices are for regional trading hubs and do not include LDC charges and taxes.

2003 and 2004 numbers are based on forward-market prices. 2005 to 2008 are based on fundamental modeling.

Curve date for New York, New England, and California is October 31, 2002. Henry Hub price assumption shown here was for that date.

Curve date for Mid-Atlantic is November 15, 2002. Henry Hub gas price assumption used for Pennsylvania, New Jersey and Maryland was $3.9 in 2003 and $3.8 in 2004 (rest unchanged).

(1)	Reflects Mirant’s existing coal contracts.

Commercial Assumptions

      The strategy going forward will focus on improving the capital efficiency of commercial operations, while reducing collateral requirements. Power and gas operations will focus on regions with a critical mass of assets. Staff and cost reductions will be made in line with the refocused scope of the business.

      The Five-Year Projections assume that contributions from marketing and asset optimization and discretionary trading increase over the 2003 to 2008 period. Multilateral clearing functions are expected to allow Mirant to realize further efficiencies in collateral required to support its commercial activities. New entrants are expected to continue to enter into the business, providing additional liquidity.

      Gross margins from marketing, asset optimization and trading activities are expected to grow by an average of 12% per year based on specific opportunities in each of Mirant’s target markets. Mirant expects continued market evolution to give it access to increased opportunity every year as new sections of the value chain open, creating additional sources of revenue. Mirant intends to remain in markets that are evolving towards fair competition for all participants.

Corporate Operating Expenses

      Mirant launched two phases of cost cutting in 2002 that are expected to result in annualized 2004 cost reductions of $275 million compared to 2001 levels, split 40% internationally and 60% domestically. Cost savings include headcount reductions, elimination of vacancies, consolidation of overhead functions, office closings and greater efficiency. Labor costs are anticipated to decline as well through a combination of asset sales, lay offs, office closings and attrition. These measures are consistent with Mirant’s revised plan to become stronger, more flexible and more focused in its target markets.

Capital Expenditures

      The capital expenditures in the Five-Year Projections relate primarily to safety, reliability, environmental compliance and contract obligations. Expenditures include completion of certain construction programs, required environmental investments, maintenance costs through LTSAs and limited funding for preservation of suspended project opportunities.

      The figures in the tables below reflect Mirant’s capital expenditure budget for 2003.

Capital Expenditures by Type of Expenditure

	2003	2004	2005	2006	2007	2008

Maintenance	$105	$100	$125	$120	$150	$140
Environmental	45	45	70	150	145	60
Construction	175	—	—	—	—	—
Discretionary	—	30	35	35	55	45
Total	$325	$175	$230	$305	$350	$245

International Operations

      In Asia, Mirant’s operations are characterized primarily by long-term contracts with the Philippine government-owned National Power Corporation.

      In the Caribbean, Mirant has ownership in electric utilities, power plants and transmission facilities in four countries. In Jamaica, electricity demand growth is expected to be approximately 4.5%. In Trinidad and Tobago, this rate is 3%. In Grand Bahama, Mirant expects 3% per year increases from the Port Authority, based on historical experience. In Curacao, the majority of revenue is derived from capacity payments and is not affected by growth of energy consumption.

Asset Sales

      Mirant anticipates approximately $825 million of net proceeds from additional asset sales in 2003 and 2004 of which $275 million have already been achieved. These divestitures could include assets in the southeast United States and Texas, as well as smaller, ancillary investments.

Taxes

      The Five-Year Projections incorporate US federal, foreign, state and local taxes as applicable. The existing and projected US federal net operating losses have resulted in no US federal income taxes being provided in this model. Deferred taxes have not been included as part of these five-year projections. The assumptions in the projections do not consider utilization of available net operating losses.

Capital Structure

      The Five-Year Projections assume that Mirant will implement the Restructuring Transactions on July 31, 2003, in accordance with the terms described in the Offering Circular and Disclosure Statement and Solicitation of Acceptances of a Plan of Reorganization dated June 2, 2003 delivered to holders of the Existing Mirant Securities (“Offering Circular and Disclosure Statement”) and that debt instruments affected by the Restructuring Transactions receive the indicated consideration. The Five-Year Projections assume that 100% of Mirant’s existing credit facilities and 85% of the Exchange Offer Securities are refinanced and exchanged, respectively. For illustrative purposes, all unrestricted cash is used to reduce the corporate bank debt.

Impacts of Chapter 11 Filing

      As discussed in the Risk Factors section of this Offering Circular, if Mirant were to seek Chapter 11 relief, there could be a substantial disruption to its trading operations. Mirant anticipates that absent an Out-of-Court Alternative, counterparties of its trading operations might be unwilling to transact with it for some period of time. The Projections do not incorporate any of these negative impacts.

      As discussed in the Risk Factors section of this Offering Circular, in addition to the negative impacts on gross margins, Mirant’s assets and liabilities would be affected. Among these effects, Mirant expects that a significant portion of its outstanding letters of credit would be drawn. Mirant also anticipates a negative impact on its mark-to-market assets and liabilities associated with the “safe-harbor” protections set forth in sections 556 and 560 as well as other sections of the Bankruptcy Code, which allow counterparties to exercise certain contractual rights and remedies notwithstanding commencement of a chapter 11 case. This could have a material negative impact on Mirant’s net mark-to-market assets.

Financial Projections

      Each of the following tables summarizes Mirant’s projections for several distinct periods including the five months ended December 31, 2003 and each of the twelve months ending December 31, 2004, 2005, 2006, 2007 and 2008.

      The projections include Projected Consolidated Summary Statement of Income Data, Projected Consolidated Summary Balance Sheet Data and Projected Consolidated Summary Statement of Cash Flow Data, as well as Projected Pro Forma Consolidated Balance Sheet Adjustments for July 31, 2003, Statements of Operations, Projected Consolidated Balance Sheets and Projected Consolidated Statements of Cash Flows.

PROJECTED CONSOLIDATED SUMMARY BALANCE SHEET DATA

	July	December	December	December	December	December	December
	2003	2003	2004	2005	2006	2007	2008

	($ in millions)
ASSETS
Current Assets:
Cash and Cash Equivalents	$773	$—	$—	$—	$—	$—	$—
Restricted Cash	324	416	405	379	271	265	260
Other	4,744	4,468	4,757	5,190	5,810	6,835	7,016

Total Current Assets	5,841	4,884	5,162	5,569	6,081	7,100	7,276
Property, Plant & Equipment, Net	8,394	7,421	7,098	7,055	7,085	7,153	7,114
Non-Current Assets	4,794	4,239	4,225	4,222	4,227	4,228	4,229

Total Assets	$19,029	$16,544	$16,485	$16,846	$17,393	$18,481	$18,619

PROJECTED CONSOLIDATED SUMMARY BALANCE SHEET DATA (CONTINUED)

	July	December	December	December	December	December	December
	2003	2003	2004	2005	2006	2007	2008

	($ in millions)
LIABILITIES
Current Liabilities:
Payables	$3,043	$2,701	$2,862	$3,177	$3,733	$4,722	$4,849
Obligations Under Energy Delivery Commitments	572	427	67	15	16	17	17
Other Current Liabilities	1,578	1,613	1,603	1,608	1,598	1,583	1,579

Total Current Liabilities	5,193	4,741	4,532	4,800	5,347	6,322	6,445
Non-Current Liabilities:
MAG Bank Debt	300	300	300	300	300	300	300
MAG Notes	2,500	2,500	2,500	2,500	2,425	2,425	2,425
Corporate Bank Debt	1,997	975	1,394	1,606	1,532	1,143	270
Corporate — Notes and Convertible Debentures	1,737	1,737	1,595	1,595	1,595	1,225	1,225
Other MAI Debt	475	23	—	—	—	—	—
International Debt	1,382	1,373	1,174	982	793	671	577
Obligations Under Energy Delivery Commitments	484	348	281	266	250	233	216
Other Long-Term Liabilities	1,646	1,656	1,679	1,703	1,727	1,750	1,774

Total Non-Current Liabilities	10,521	8,912	8,923	8,952	8,622	7,747	6,787

Total Liabilities	15,714	13,653	13,455	13,752	13,969	14,069	13,232
Mandatorily Redeemable Securities	350	356	379	403	429	456	485
Minority Interest	203	131	136	82	90	98	105
Stockholders’ Equity	2,762	2,404	2,515	2,609	2,905	3,858	4,797

Total Liabilities & Stockholders’ Equity	$19,029	$16,544	$16,485	$16,846	$17,393	$18,481	$18,619

PROJECTED CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA

		Annual
	August - December
	2003	2004	2005	2006	2007	2008

	($ in millions)
Revenues	$2,599	$5,629	$5,274	$5,697	$6,452	$6,768
Fuel and Power Expenses	1,636	3,421	3,076	3,203	3,632	3,666

Gross Margin	963	2,208	2,198	2,494	2,820	3,102
Maintenance	64	143	149	155	157	158
Other Operating Costs	165	389	385	391	397	408
Depreciation	116	271	272	272	273	299
Amortization	8	22	21	20	20	20
Selling, General and Administrative	183	405	428	423	438	452
Restructuring Charges	15	18	10	4	4	5
Write-down of Assets	97	—	—	—	—	—
Other	50	126	129	128	129	132

Total Operating Expenses	698	1,374	1,394	1,393	1,418	1,474

Operating Income	265	834	804	1,101	1,402	1,628

Other Income/(Expense)
Interest Income	1	—	—	—	—	—
Interest Expense	(186)	(412)	(388)	(369)	(345)	(329)
Interest Expense — Exchanged Debt	(71)	(213)	(246)	(253)	(218)	(138)
Gain/(Loss) on Sale of Assets	(440)	(52)	—	—	—	—
Professional/Restructuring Fees	(9)	—	—	—	—	—
Equity in Income of Affiliates	11	26	29	31	28	29
Other, Net	101	3	4	5	3	4

Total Other Income/(Expense)	(593)	(648)	(601)	(586)	(532)	(434)
Income/(loss) before Income Taxes	(328)	186	203	515	870	1,194
Provision for Taxes	36	92	125	233	301	267

Net Income/(Loss)	$(364)	$94	$78	$282	$569	$927

PROJECTED CONSOLIDATED SUMMARY STATEMENT OF CASH FLOW DATA

		Annual
	August - December
	2003	2004	2005	2006	2007	2008

	($ in millions)
Operating Activities:
Net Income (Loss)	$(365)	$94	$78	$282	$569	$927

Depreciation and Amortization	125	293	294	292	292	318
Obligations under Energy Delivery Commitments	(261)	(427)	(67)	(15)	(16)	(17)
Write-down of Assets	97	—	—	—	—	—
Loss on Sale of Assets	440	52	—	—	—	—
Other	17	33	23	10	11	15
Change in Working Capital Accounts:
RMR Refund	(105)	(119)	(89)	—	—	—
Other	127	24	(1)	(42)	(9)	(43)

Net Cash Provided by (Used in) Operating Activities	75	(50)	238	527	847	1,200
Investing Activities:
Capital Expenditures	(75)	(171)	(229)	(305)	(349)	(246)
Proceeds from Sale of Investments	512	152	—	—	—	—
Cash Paid for Acquisitions	—	—	(61)	—	—	—

Net Cash Provided by (Used in) Investing Activities	437	(19)	(290)	(305)	(349)	(246)
Financing Activities:
Net Dividends from Minority Interests	—	5	7	8	8	6
Borrowings (Payments) of Long-Term Debt	(1,194)	54	19	(338)	(512)	(966)
Change in Restricted Cash / Debt Service Reserve	(91)	10	26	108	6	6

Net Cash Provided by (Used in) Financing Activities	(1,285)	69	52	(222)	(498)	(954)

Net Change in Cash	$(773)	$—	$—	$—	$—	$—

Cash, Beginning of Period	773	—	—	—	—	—
Cash, End of Period	—	—	—	—	—	—

PROJECTED PRO FORMA CONSOLIDATED

BALANCE SHEET ADJUSTMENTS

	Pre-Restructuring	Reorganization	Post-Restructuring
	July 2003	Adjustments	July 2003

	($ in millions)
ASSETS
Current Assets:
Cash and Cash Equivalents	$773	$—	$773
Restricted Cash	324	—	324
Other	4,744	—	4,744

Total Current Assets	5,851	—	5,841
Property, Plant & Equipment, Net	8,394	—	8,394
Non-Current Assets	4,845	(51)	4,794

Total Assets	$19,080	$(51)	$19,029

PROJECTED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS — (Continued)

	Pre-Restructuring	Reorganization	Post-Restructuring
	July 2003	Adjustments	July 2003

	($ in millions)
LIABILITIES AND EQUITY
Current Liabilities:
Payables	$3,043	$—	$3,043
Obligations Under Energy Delivery Commitments	572	—	572
Other Current Liabilities	1,578	—	1,578

Total Current Liabilities	5,193	—	5,193
Non-Current Liabilities:
New MAG Secured Bank Debt	—	300	300
New MAG Secured Bond Debt	—	425	425
New Corporate Secured Bank Debt	—	1,997	1,997
New Corporate Secured Notes	—	725	725
MAG Bank Debt	300	(300)	—
MAG Notes	2,500	(425)	2,075
Corporate Bank Debt	1,551	(1,551)	—
Corporate — Notes and Convertible Debentures	1,820	(808)	1,012
Other MAI Debt	921	(446)	475
International Debt	1,382	—	1,382
Obligations Under Energy Delivery Commitments	484	—	484
Other Long-Term Liabilities	1,646	—	1,646

Total Non-Current Liabilities	10,604	(83)	10,521

Total Liabilities	15,797	(83)	15,714
Mandatorily Redeemable Securities	350	—	350
Minority Interest	203	—	203
Stockholders’ Equity	2,730	32	2,762

Total Liabilities and Stockholders’ Equity	$19,080	$(51)	$19,029